Exhibit 1.2

Itamar Medical Ltd.

American Depositary Shares

Each Representing Thirty Ordinary Shares

(par value NIS 0.01 per share)

SALES AGREEMENT

November 17, 2020

SVB LEERINK LLC

1301 Avenue of the Americas, 12th Floor

New York, New York 10019

Ladies and Gentlemen:

Itamar Medical Ltd., a company limited by shares organized under the laws of the State of Israel (the “Company”), confirms its agreement (this “Agreement”) with SVB Leerink LLC (the “Agent”), as follows:

1.                   Issuance and Sale of Shares. The Company agrees that, from time to time during the term of this Agreement, on the terms and subject to the conditions set forth herein, it may issue and sell through the Agent up to $60.0 million of ordinary shares, par value NIS 0.01 per share, of the Company (“Ordinary Shares”) represented by American Depositary Shares (“ADSs”) with each ADS representing thirty Ordinary Shares, subject to the limitations set forth in Section 5(c) (the “Placement ADSs”), and may issue Ordinary Shares underlying the Placement ADSs (the “Underlying Shares”). The ADSs will be issued pursuant to the Deposit Agreement dated February 26, 2019 among the Company, the Bank of New York Mellon, as depositary (the “Depositary”) and each holder and beneficial owner of ADSs issued thereunder (the “Deposit Agreement”). Notwithstanding anything to the contrary contained herein, the parties hereto agree that compliance with the limitation set forth in this Section 1 on the aggregate gross sales price of Placement ADSs that may be issued and sold under this Agreement from time to time shall be the sole responsibility of the Company, and that the Agent shall have no obligation in connection with such compliance. The issuance and sale of Placement ADSs through the Agent will be effected pursuant to the Registration Statement (as defined below) filed by the Company with the Securities and Exchange Commission (the “Commission”) on November 17, 2020 and to be declared effective by the Commission as soon as possible thereafter, although nothing in this Agreement shall be construed as requiring the Company to issue any Ordinary Shares underlying the Placement ADSs.

The Company has prepared and will file, in accordance with the provisions of the Securities Act of 1933, as amended, and the rules and regulations thereunder (collectively, the “Securities Act”), with the Commission a registration statement on Form F-3, including (a) a base prospectus, relating to certain securities, including Ordinary Shares, to be issued from time to time by the Company, and which incorporates by reference documents that the Company has filed or will file in accordance with the provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (collectively, the “Exchange Act”), and (b) a prospectus supplement specifically relating to the Underlying Shares and Placement ADSs that may be issued and sold from time to time pursuant to this Agreement (the “Prospectus Supplement”) to the base prospectus included as part of such registration statement. If requested by the Agent, the Company will furnish to the Agent, for use by the Agent, copies of the base prospectus included as part of such registration statement at the time it becomes effective, as supplemented by the Prospectus Supplement. Except where the context otherwise requires, such registration statement, including all documents filed as part thereof or incorporated by reference therein, and including any information contained in a Prospectus (as defined below) subsequently filed with the Commission pursuant to Rule 424(b) under the Securities Act or deemed to be a part of such registration statement pursuant to Rule 430B or Rule 462(b) under the Securities Act, is herein called the “Registration Statement.” The base prospectus, including all documents incorporated therein by reference, included in the Registration Statement, as it may be supplemented by the Prospectus Supplement, in the form in which such prospectus and/or Prospectus Supplement have most recently been filed by the Company with the Commission pursuant to Rule 424(b) under the Securities Act, together with any “issuer free writing prospectus” (as used herein, as defined in Rule 433 under the Securities Act (“Rule 433”)), relating to the Placement ADSs that (i) is required to be filed with the Commission by the Company or (ii) is exempt from filing pursuant to Rule 433(d)(5)(i), in each case, in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g), is herein called the “Prospectus.”

Any reference herein to the Registration Statement, the Prospectus Supplement, the Prospectus or any issuer free writing prospectus shall be deemed to refer to and include the documents, if any, that are or are deemed to be incorporated by reference therein (the “Incorporated Documents”), including, unless the context otherwise requires, the documents, if any, filed as exhibits to such Incorporated Documents. Any reference herein to the terms “amend,” “amendment” or “supplement” with respect to the Registration Statement, the Prospectus Supplement, the Prospectus or any issuer free writing prospectus shall be deemed to refer to and include the filing of any document under the Exchange Act on or after the most-recent effective date of the Registration Statement, or the respective dates of the Prospectus Supplement, Prospectus or such issuer free writing prospectus, as the case may be, and incorporated therein by reference. For purposes of this Agreement, all references to the Registration Statement, the Prospectus or any amendment or supplement thereto shall be deemed to include the most recent copy filed with the Commission pursuant to its Electronic Data Gathering Analysis and Retrieval System or, if applicable, the Interactive Data Electronic Application system when used by the Commission (collectively, “EDGAR”).

2.                   Placements. Each time that the Company wishes to sell any Placement ADSs through the Agent hereunder (each, a “Placement”), it will notify the Agent by email notice (or other method mutually agreed to in writing by the parties) (each such notice, a “Placement Notice”) containing the parameters in accordance with which it desires such Placement ADS to be sold, which at a minimum shall include the maximum number or amount of Placement ADSs to be sold, the time period during which sales are requested to be made, any limitation on the number or amount of Placement ADSs that may be sold in any one Trading Day (as defined in Section 3) and any minimum price below which sales may not be made, a form of which containing such minimum sales parameters is attached hereto as Schedule 1. In addition, the Company shall list in each Placement Notice certain dates on which sales shall not be made during the specified period. Such dates shall include (1) any Wednesday and (2) any date which would result in less than two full Israeli business days between the date of sale and settlement. The Placement Notice must originate from one of the individuals authorized to act on behalf of the Company and set forth on Schedule 2 (with a copy to each of the other individuals from the Company listed on such Schedule 2), and shall be addressed to each of the individuals from the Agent set forth on Schedule 2, as such Schedule 2 may be updated by either party from time to time by sending a written notice containing a revised Schedule 2 to the other party in the manner provided in Section 12 (including by email correspondence to each of the individuals of the Company set forth on Schedule 2, if receipt of such correspondence is actually acknowledged by any of the individuals to whom the notice is sent, other than via auto-reply). The Placement Notice shall be effective upon receipt by the Agent unless and until (i) in accordance with the notice requirements set forth in Section 4, the Agent declines to accept the terms contained therein for any reason, in its sole discretion, within two Trading Days of the date the Agent receives the Placement Notice, (ii) in accordance with the notice requirements set forth in Section 4, the Agent suspends sales under the Placement Notice for any reason in its sole discretion, (iii) the entire amount of the Placement ADSs has been sold pursuant to this Agreement, (iv) in accordance with the notice requirements set forth in Section 4, the Company suspends sales under or terminates the Placement Notice for any reason in its sole discretion, (v) the Company issues a subsequent Placement Notice and explicitly indicates that its parameters supersede those contained in the earlier dated Placement Notice or (vi) this Agreement has been terminated pursuant to the provisions of Section 11. The amount of any discount, commission or other compensation to be paid by the Company to the Agent in connection with the sale of the Placement ADSs effected through the Agent shall be calculated in accordance with the terms set forth in Schedule 3. It is expressly acknowledged and agreed that neither the Company nor the Agent will have any obligation whatsoever with respect to a Placement or any Placement ADSs unless and until the Company delivers a Placement Notice to the Agent and the Agent does not decline such Placement Notice pursuant to the terms set forth above, and then only upon the terms specified therein and herein. In the event of a conflict between the terms of this Agreement and the terms of a Placement Notice, the terms of the Placement Notice will control with respect to the matters covered thereby.

3.                   Sale of Placement ADSs by the Agent. On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, including Section 5(c), upon the Agent’s acceptance of the terms of a Placement Notice as provided in Section 2, and unless the sale of the Placement ADSs described therein has been declined, suspended or otherwise terminated in accordance with the terms of this Agreement, the Agent, for the period specified in the Placement Notice, will use its commercially reasonable efforts consistent with its normal trading and sales practices and applicable state and federal laws, rules and regulations and the rules of the Nasdaq Capital Market (“Nasdaq”) to sell such Placement ADSs up to the number or amount specified in, and otherwise in accordance with the terms of, such Placement Notice. The Agent will provide written confirmation to the Company (including by email correspondence to each of the individuals of the Company and the Depositary set forth on Schedule 2, if receipt of such correspondence is actually acknowledged by any of the individuals to whom the notice is sent, other than via auto-reply) no later than the opening of the Trading Day (as defined below) immediately following the Trading Day on which it has made sales of Placement ADSs hereunder setting forth the number or amount of Placement ADSs sold on such Trading Day, the volume-weighted average price of the Placement ADSs sold and the Net Proceeds (as defined below) payable to the Company. Unless otherwise specified by the Company in a Placement Notice, the Agent may sell Placement ADSs by any method permitted by law deemed to be an “at the market offering” as defined in Rule 415 of the Securities Act, including sales made directly on or through Nasdaq, on or through any other existing trading market for the ADSs or to or through a market maker (other than the Tel Aviv Stock Exchange (“TASE”) or otherwise in Israel unless agreed to in writing by the parties hereto). If expressly authorized by the Company (including in a Placement Notice), the Agent may also sell Placement ADSs in negotiated transactions. Notwithstanding the provisions of Section 6(vv), except as may be otherwise agreed by the Company and the Agent, the Agent shall not purchase Placement ADSs on a principal basis pursuant to this Agreement unless the Company and the Agent enter into a separate written agreement setting forth the terms of such sale. The Company acknowledges and agrees that (i) there can be no assurance that the Agent will be successful in selling Placement ADSs, (ii) the Agent will incur no liability or obligation to the Company or any other person or entity if it does not sell Placement ADSs for any reason other than a failure by the Agent to use its commercially reasonable efforts consistent with its normal trading and sales practices and applicable state and federal laws, rules and regulations and the rules of Nasdaq to sell such Placement ADSs as required under this Agreement and (iii) the Agent shall be under no obligation to purchase Placement ADSs on a principal basis pursuant to this Agreement unless the Company and the Agent enter into a separate written agreement setting forth the terms of such sale. For the purposes hereof, “Trading Day” means any day on which the Nasdaq Capital Market or such other national securities exchange on which the ADSs are then listed is open for trading.

4.                   Suspension of Sales.

(a)       The Company or the Agent may, upon notice to the other party in writing (including by email correspondence to each of the individuals of the other party set forth on Schedule 2, if receipt of such correspondence is actually acknowledged by any of the individuals to whom the notice is sent, other than via auto-reply) or by telephone (confirmed immediately by email correspondence to each of the individuals of the other party set forth on Schedule 2), suspend any sale of Placement ADSs; provided, however, that such suspension shall not affect or impair either party’s obligations with respect to any Placement ADSs sold hereunder prior to the receipt of such notice. Each of the parties agrees that no such notice under this Section 4 shall be effective against the other party unless notice is sent by one of the individuals named on Schedule 2 hereto to the other party in writing (including by email correspondence to each of the individuals of the other party set forth on Schedule 2, if receipt of such correspondence is actually acknowledged by any of the individuals to whom the notice is sent, other than via auto-reply).

(b)       Notwithstanding any other provision of this Agreement, during any period in which the Company is in possession of material non-public information, the Company and the Agent agree that (i) no sale of Placement ADSs will take place, (ii) the Company shall not request the sale of any Placement ADSs and shall cancel any effective Placement Notices instructing the Agent to make any sales and (iii) the Agent shall not be obligated to sell or offer to sell any Placement ADSs.

5.                   Settlement and Delivery of the Placement ADSs.

(a)       Settlement of Placement ADSs. Unless otherwise specified in the applicable Placement Notice, settlement for sales of Placement ADSs will occur on the second Trading Day (or such earlier day as is industry practice or as is required for regular-way trading) following the date on which such sales are made (each, a “Settlement Date”). The amount of proceeds to be delivered to the Company on a Settlement Date against receipt of the Placement ADSs sold (the “Net Proceeds”) will be in U.S. dollars and equal to the aggregate gross sales price received by the Agent at which such Placement ADSs were sold, provided that if the Placement ADSs were sold in currencies other than U.S. dollars, no effect will be given to the applicable exchange rates, after deduction of (i) the Agent’s commission, discount or other compensation for such sales payable by the Company pursuant to Section 2 hereof, and (ii) any transaction fees imposed by any governmental or self-regulatory organization in respect of such sales.

(b)       Delivery of Placement ADSs. On or before each Settlement Date, the Company will cause the Depositary to, electronically transfer the Placement ADSs to be sold by crediting the Agent’s or its designee’s account (provided the Agent shall have given the Company and the Depository written notice of such designee prior to the Settlement Date) at The Depository Trust Company through its Deposit and Withdrawal at Custodian System (“DWAC”) or by such other means of delivery as may be mutually agreed upon by the parties hereto, which in all cases shall be duly authorized, freely tradeable, transferable, registered ADSs in good deliverable form. On each Settlement Date, the Agent will deliver the related Net Proceeds in same day funds to an account designated by the Company on or prior to the Settlement Date. The Agent shall be responsible for providing DWAC instructions or other instructions for delivery by other means with regard to the transfer of the Placement ADSs being sold. In addition to and in no way limiting the rights and obligations set forth in Section 9(a) hereto, the Company agrees that if the Company defaults in its obligation to deliver duly authorized, freely tradeable, transferable, registered Placement ADSs in good deliverable form by 2:30 P.M., New York City time, on a Settlement Date (other than as a result of a failure by the Agent to provide instructions for delivery), the Company will (i) take all necessary action to cause the full amount of any Net Proceeds that were delivered to the Company’s account with respect to such settlement, together with any costs incurred by the Agent and/or its clearing firm in connection with recovering such Net Proceeds, to be immediately returned to the Agent or its clearing firm no later than 5:00 P.M., New York City time, on such Settlement Date, by wire transfer of immediately available funds to an account designated by the Agent or its clearing firm, (ii) indemnify and hold the Agent and its clearing firm harmless against any loss, claim, damage, or expense (including reasonable legal fees and expenses), as incurred, arising out of or in connection with such default by the Company and (iii) pay to the Agent (without duplication) any commission, discount or other compensation to which it would otherwise have been entitled absent such default.

(c)       Limitations on Offering Size. Under no circumstances shall the Company cause or request the offer or sale of any Placement ADSs if, after giving effect to the sale of such Placement ADSs, the aggregate number or gross sales proceeds of Placement ADSs sold pursuant to this Agreement would exceed the lesser of: (i) the number or dollar amount of securities registered pursuant to, and available for offer and sale under, the Registration Statement pursuant to which the offering of Placement ADSs is being made, (ii) the number of authorized but unissued Ordinary Shares of the Company (less Ordinary Shares issuable upon exercise, conversion or exchange of any outstanding securities of the Company or otherwise reserved from the Company’s authorized share capital), (iii) the number or dollar amount of securities permitted to be offered and sold by the Company under Form F-3 (including General Instruction I.B.5. thereof, if such instruction is applicable), (iv) the number or dollar amount of securities that the Company’s board of directors or a duly authorized committee thereof authorized the Company to issue and sell from time to time, and notified to the Agent in writing, or (v) the dollar amount of ADSs for which the Company has filed the Prospectus Supplement. Under no circumstances shall the Company cause or request the offer or sale of any Placement ADSs pursuant to this Agreement at a price lower than the minimum price authorized from time to time by the Company’s board of directors or a duly authorized committee thereof, and notified to the Agent in writing. Notwithstanding anything to the contrary contained herein, the parties hereto acknowledge and agree that compliance with the limitations set forth in this Section 5(c) on the number or dollar amount of Placement ADSs that may be issued and sold under this Agreement from time to time shall be the sole responsibility of the Company, and that the Agent shall have no obligation in connection with such compliance.

6.       Representations and Warranties of the Company. The Company represents and warrants to, and agrees with, the Agent that as of the date of this Agreement, and as of (i) each Representation Date (as defined in Section 7(m)), (ii) each date on which a Placement Notice is given, (iii) the date and time of each sale of any Placement ADSs pursuant to this Agreement and (iv) each Settlement Date (each such time or date referred to in clauses (i) through (iv), an “Applicable Time”), except as may be disclosed in the Prospectus (including any documents incorporated by reference therein and any supplements thereto) on or before an Applicable Time:

(a)       The Company and the transactions contemplated by this Agreement meet the requirements for and comply with the conditions for the use of Form F-3 (including General Instructions I.A and I.B.1.) under the Securities Act. The Registration Statement will be filed with the Commission and will be declared effective by the Commission under the Securities Act prior to the issuance of any Placement Notices by the Company. At the time the Registration Statement originally became effective and at the time the Company’s Annual Report on Form 20-F for the year ended December 31, 2019, was filed with the Commission, the Company met the then-applicable requirements for use of Form F-3 (including General Instructions I.A and I.B.1.) under the Securities Act. The Registration Statement meets, and the offering and sale of Placement ADSs as contemplated hereby comply with, the requirements of Rule 415(a)(1)(x) under the Securities Act. The Agent is named as the agent engaged by the Company in the section entitled “Plan of Distribution” in the Prospectus Supplement. The Company has not received, and has no notice from the Commission of, any notice pursuant to Rule 401(g)(1) under the Securities Act objecting to the use of the shelf registration statement form. No stop order of the Commission preventing or suspending the use of the base prospectus, the Prospectus Supplement or the Prospectus, or the effectiveness of the Registration Statement, has been issued, and no proceedings for such purpose are pending before or, to the knowledge of the Company, threatened by the Commission. At the time of the initial filing of the Registration Statement, the Company paid or will pay the required Commission filing fees relating to the securities covered by the Registration Statement, including the ADSs that may be sold pursuant to this Agreement, in accordance with Rule 457(o) under the Securities Act. Copies of the Registration Statement, the Prospectus, any such amendments or supplements to any of the foregoing and all Incorporated Documents that were filed with the Commission on or prior to the date of this Agreement have been delivered, or are available through EDGAR, to the Agent and its counsel. The Company is not a shell company (as defined in Rule 405) and has not been a shell company for at least 12 calendar months previously.

(b)       Each of the Registration Statement and any post-effective amendment thereto, at the time it became or becomes effective, at each deemed effective date with respect to the Agent pursuant to Rule 430B(f)(2) under the Securities Act and as of each Applicable Time, complied, complies and will comply in all material respects with the requirements of the Securities Act and did not, does not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, except that the representations and warranties set forth in this sentence do not apply to Agent’s Information (as defined below). The Prospectus and any amendment or supplement thereto, when so filed with the Commission under Rule 424(b) under the Securities Act, complied, complies and as of each Applicable Time will comply in all material respects with the requirements of the Securities Act, and each Prospectus Supplement, Prospectus or issuer free writing prospectus (or any amendments or supplements to any of the foregoing) furnished to the Agent for use in connection with the offering of the Placement ADSs was identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T. Neither the Prospectus nor any amendment or supplement thereto, as of its date and as of each Applicable Time, included, includes or will include an untrue statement of a material fact or omitted, omits or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this sentence do not apply to Agent’s Information. Each Incorporated Document heretofore filed, when it was filed (or, if any amendment with respect to any such document was filed, when such amendment was filed), conformed in all material respects with the requirements of the Exchange Act and were filed on a timely basis with the Commission, and any further Incorporated Documents so filed and incorporated after the date of this Agreement will be filed on a timely basis and, when so filed, will conform in all material respects with the requirements of the Exchange Act; no such Incorporated Document when it was filed (or, if an amendment with respect to any such document was filed, when such amendment was filed), contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and no such Incorporated Document, when it is filed, will contain an untrue statement of a material fact or will omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

(c)       (i) At the time of filing the Registration Statement and (ii) at the time of the execution of this Agreement (with such date being used as the determination date for purposes of this clause (ii)), the Company was not and is not an “ineligible issuer” (as defined in Rule 405), without taking account of any determination by the Commission pursuant to Rule 405 that it is not necessary that the Company be considered an ineligible issuer.

(d)        The Company and the Depositary have prepared and filed with the Commission a registration statement relating to the ADSs on Form F-6 (No. 333-229100) (the “Form F-6”) and a related prospectus for registration under the Securities Act of the ADSs, have filed such amendments thereto and such amended prospectuses as may have been required to the date hereof, and will file such additional amendments thereto and such amended prospectuses as may hereinafter be required. The registration statement on Form F-6 for registration of the ADSs, as amended at the time it became effective (including by the filing of any post-effective amendments thereto), and the prospectus included therein, as then amended are hereinafter called the “ADS Registration Statement.” The Form F-6 was declared effective under the Securities Act on February 26, 2019, and (i) no stop order preventing or suspending the effectiveness of the ADS Registration Statement is in effect, and no proceedings for such purpose are pending before or, to the knowledge of the Company, threatened by the Commission, (ii) the ADS Registration Statement complies and, as amended or supplemented, if applicable, will comply in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder, (iii) the ADS Registration Statement, when it became effective, did not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein not misleading and (iv) all of the Placement ADSs are registered pursuant to the ADS Registration Statement.

(e)       The Company is, and since the time of the filing of the Registration Statement has been, an “emerging growth company,” as defined in Section 2(a) of the Securities Act (an “Emerging Growth Company”). The Company is a “foreign private issuer,” as such term is defined in Rule 405 of the Securities Act.

(f)       Each issuer free writing prospectus, as of its issue date and as of each Applicable Time, did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement or the Prospectus, including any Incorporated Document deemed to be a part thereof that has not been superseded or modified. The foregoing sentence does not apply to statements in or omissions from any issuer free writing prospectus based upon and in conformity with any Agent’s Information. Each issuer free writing prospectus that the Company has filed, or is required to file, pursuant to Rule 433 or that was prepared by or on behalf of or used by the Company complies or will comply in all material respects with the requirements of the Securities Act.

(g)       The Company has not distributed and, prior to the later to occur of each Settlement Date and completion of the Agent’s distribution of the Placement ADSs under this Agreement, will not distribute any offering material in connection with the offering and sale of the Placement ADSs other than the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus (as defined below).  In addition, the Company has not engaged and will not engage in any form of solicitation, advertising or other action constituting an offer or a sale under the Israeli Securities Law, 5728-1968, as amended and the regulations promulgated thereunder (together, the “Israeli Securities Law”) in connection with the transactions contemplated hereby which would require the Company to publish a prospectus in the State of Israel under the laws of the State of Israel.

(h)       The interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement and the Prospectus fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(i)       The Company is subject to and in compliance in all material respects with the reporting requirements of Section 13 or Section 15(d) of the Exchange Act. The ADSs are registered pursuant to Section 12(b) of the Exchange Act and are listed on Nasdaq, and the Company has taken no action designed to, or reasonably likely to have the effect of, terminating the registration of the ADSs under the Exchange Act or delisting the ADSs from Nasdaq, nor has the Company received any notification that the Commission or Nasdaq is contemplating terminating such registration or listing. The Ordinary Shares are listed on the TASE, and the Company has taken no action designed to, or likely to have the effect of, delisting the Ordinary Shares from the TASE, nor has the Company received any notification that the Israeli Securities Authority or the TASE is contemplating terminating such listing.  The Company is in compliance in all material respects with the current listing standards of Nasdaq for continued listing of the ADSs and is in compliance in all material respects with the requirements of the TASE for continued listing of the Ordinary Shares. The Company has filed, or will file, an application for, prior to the submission of the first Placement Notice, a written approval in principal from the TASE for the listing the Underlying Shares.

(j)       No person (as such term is defined in Rule 1-02 of Regulation S-X promulgated under the Securities Act) has the right to act as an underwriter or as a financial advisor to the Company in connection with the offer and sale of the Placement ADSs hereunder, whether as a result of the filing or effectiveness of the Registration Statement or the sale of the Placement ADSs as contemplated hereby or otherwise. Except for the Agent, there is no broker, finder or other party that is entitled to receive from the Company or any of its Subsidiaries (as defined below) any brokerage or finder’s fee or other similar fee or commission as a result of any transactions contemplated by this Agreement.

(k)       Each of the Company and its subsidiaries has been duly organized, is validly existing and in good standing (where applicable) under the laws of its respective jurisdiction of incorporation. Each of the Company and its subsidiaries has full corporate power and authority to own its properties and conduct its business as currently being carried on and as described in the Registration Statement and Prospectus, and is duly qualified to do business as a foreign corporation in good standing in each jurisdiction in which it owns or leases real property or in which the conduct of its business makes such qualification necessary and in which the failure to so qualify would have a material adverse effect upon the business, prospects, management, properties, operations, condition (financial or otherwise) or results of operations of the Company and its subsidiaries, taken as a whole (a “Material Adverse Effect”). The Company has not been designated as a “breaching company” (within the meaning of the Israeli Companies Law, 5759-1999) (the “Companies Law”) by the Registrar of Companies of the State of Israel and there is no basis for such designation. The certificate of incorporation, charter, memorandum of association, articles of association, by-laws and other organizational documents of each of the Company and its subsidiaries comply with the requirements of applicable corporate law of its jurisdiction of incorporation except where the failure to so comply would not reasonably be expected to result in Material Adverse Effect.

(l)       All of the issued and outstanding shares of capital stock of the Company, including the outstanding Ordinary Shares and ADSs, are duly authorized and validly issued, fully paid and nonassessable, have been issued in compliance with all applicable United States federal and state and foreign securities laws, including the Israeli Securities Law and were not issued in violation of or subject to any preemptive rights or other rights to subscribe for or purchase securities that have not been waived, and the holders thereof are not subject to personal liability by reason of being such holders; the ADSs which may be sold hereunder by the Company and the Underlying Shares have been duly authorized and, when issued, delivered and paid for in accordance with the terms of this Agreement, will have been validly issued and will be fully paid and nonassessable, and the holders thereof will not be subject to personal liability by reason of being such holders; and the capital stock of the Company, including the Ordinary Shares and ADSs, conforms to the description thereof in the Registration Statement and in the Prospectus. Except as otherwise stated in the Registration Statement, in the Prospectus, (A) there are no preemptive rights or other rights to subscribe for or to purchase, or any restriction upon the voting or transfer of, any Ordinary Shares or ADSs pursuant to the Company’s memorandum of association, articles of association or other organizational documents or any agreement or other instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or under Israeli law and (B) neither the filing of the Registration Statement nor the offering or sale of the ADSs as contemplated by this Agreement gives rise to any rights for or relating to the registration under the Act of any Ordinary Shares, ADSs or other securities of the Company that have not been validly waived (collectively “Registration Rights”). All of the issued and outstanding shares of capital stock of each of the Company’s subsidiaries have been duly and validly authorized and issued and are fully paid and nonassessable, and, except as otherwise described in the Registration Statement and in the Prospectus, the Company owns of record and beneficially, free and clear of any security interests, claims, liens, proxies, equities or other encumbrances, all of the issued and outstanding shares of such stock. The Company has an authorized and outstanding capitalization as set forth in the Prospectus under the caption “Capitalization.”

(m)     The Placement ADSs and the Underlying Shares have been duly authorized for issuance and sale pursuant to this Agreement and, when issued by the Depositary and delivered by the Company against payment therefor pursuant to this Agreement, will be validly issued, fully paid and nonassessable and will conform in all material respects to the description thereof contained in the Prospectus. The issuance and sale of the Underlying Shares and the Placement ADSs as contemplated hereby shall not be subject to any preemptive rights, rights of first refusal or other similar rights to subscribe for or purchase the Placement ADSs. When issued and delivered by the Company against payment therefor pursuant to this Agreement, the purchasers of the Underlying Shares and Placement ADSs issued and sold hereunder will acquire good, marketable and valid title to such Placement ADSs, free and clear of all pledges, liens, security interests, charges, claims or encumbrances. The issuance and sale of the Placement ADSs as contemplated hereby will not cause any holder of any share capital, securities convertible into or exchangeable or exercisable for share capital or options, warrants or other rights to purchase share capital or any other securities of the Company to have any right to acquire any preferred shares of the Company. Except as otherwise stated in the Registration Statement or the Prospectus, there are no restrictions upon the voting or transfer of the ADSs under the Company’s amended and restated articles of association or any agreement or other instrument to which the Company is a party or otherwise filed as an exhibit to the Registration Statement.

(n)       The Company is not and, after giving effect to the offering and sale of the Placement ADSs and the application of the proceeds thereof as described in the Prospectus, will not be an “investment company” as defined in the Investment Company Act of 1940, as amended.

(o)       This Agreement has been duly authorized, executed and delivered by the Company, and constitutes a valid, legal and binding obligation of the Company, enforceable in accordance with its terms, except as rights to indemnity hereunder may be limited by applicable United States federal, state or non-United States securities laws and except as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting the rights of creditors generally and subject to general principles of equity. The execution, delivery and performance of this Agreement and the consummation of the transactions herein contemplated will not (A) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to any indenture, mortgage, deed of trust, loan agreement, joint venture agreement, partnership agreement or other agreement or instrument, including any instrument of approval granted by the Israel Innovation Authority (formerly known as the Office of the Chief Scientist) of the Israeli Ministry of Economy and Industry (the “IIA”) or the Authority for Investments and Development of the Industry and Economy (formerly known as the Investment Center) of the Israeli Ministry of Economy and Industry (the “Investment Center”), to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, (B) result in any violation of the provisions of the Company’s charter, memorandum of association, articles of association, articles of incorporation, by-laws or other organizational documents, (C) result in any violation of the provisions of the Company’s subsidiaries’ respective charter, memorandum of association, articles of association, articles of incorporation, by-laws or other organizational documents or (D) result in the violation of any law or statute or any judgment, order, rule, regulation or decree of any court or arbitrator or United States federal, state, local or foreign, including Israeli, governmental agency or regulatory authority having jurisdiction over the Company or any of its subsidiaries or any of their properties or assets (each, a “Governmental Authority”), except in the case of clauses (A) and (D) as would not, and would not reasonably be expected to, result in a Material Adverse Effect. No consent, approval, authorization or order of, or registration or filing with any Governmental Authority is required for the execution, delivery and performance of this Agreement or for the consummation of the transactions contemplated hereby, including the issuance or sale of the ADSs by the Company, except (1) such as may be required under the Act, the rules of the Financial Industry Regulatory Authority, Inc. (“FINRA”) or under applicable United States state or non-United States securities or blue sky laws, (2) for the inclusion of the ADSs on Nasdaq, (3) the listing of the Underlying Shares (as defined below) on the TASE, and (4) the filing of certain notices with the Registrar of Companies of the State of Israel, the IIA and, if applicable, the Bank of Israel regarding the issuance of the Placement ADSs; and the Company has full corporate power and authority, including, to the extent applicable, under Chapter 5 of Part VI of the Companies Law, to enter into this Agreement and to consummate the transactions contemplated hereby, including the authorization, issuance and sale of the ADSs as contemplated by this Agreement. This Agreement conforms in all material respects to the descriptions thereof in the Registration Statement and the Prospectus.

(p)        The Deposit Agreement has been duly authorized, executed and delivered by the Company and constitutes a legal, valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general principles of equity; upon due issuance by the Depositary of ADSs against the deposit of the Ordinary Shares in respect thereof in accordance with the Deposit Agreement, such ADSs will be duly and validly issued and the holders and beneficial owners thereof will be entitled to the rights specified therein and in the Deposit Agreement; and the Deposit Agreement and the ADSs conform in all material respects to the descriptions thereof contained in the Prospectus.

(q)       Except as contemplated in the Prospectus, subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus: neither the Company nor any of its subsidiaries has incurred any material liabilities or obligations, direct or contingent, or entered into any material transactions, or declared or paid any dividends or made any distribution of any kind with respect to its capital stock; and there has not been any change in the capital stock (other than a change in the number of outstanding Ordinary Shares due to the issuance of Ordinary Shares upon the exercise of outstanding options or warrants or conversion of convertible securities, or vesting of restricted stock units), or any material change in the short-term or long-term debt (other than as a result of the conversion of convertible securities), or any issuance of options, warrants, convertible securities or other rights to purchase the capital stock, of the Company or any of its subsidiaries, other than the grant of options and awards under existing equity incentive plans described in, the Registration Statement and the Prospectus or any material adverse change in the general affairs, condition (financial or otherwise), business, prospects, management, properties, operations or results of operations of the Company and its subsidiaries, taken as a whole (a “Material Adverse Change”) or any development which could reasonably be expected to result in any Material Adverse Change.

(r)       Except as described in the Registration Statement or in the Prospectus: (A) there are no options, warrants, agreements, contracts or other rights in existence to purchase or acquire from the Company or any subsidiary of the Company any shares of the capital stock of the Company or any subsidiary of the Company, (B) the description of the Company’s stock option, stock bonus and any other employee benefit plans or arrangements (the “Company Stock Plans”), and the options and other equity incentive awards or other rights granted thereunder (collectively, the “Options”), set forth the Prospectus accurately and fairly presents the information required to be shown with respect to such plans, arrangements, options and rights, and (C) except as would not reasonably be expected to result in a Material Adverse Effect, each grant of an Option (I) was duly authorized no later than the date on which the grant of such Option was by its terms to be effective by all necessary corporate action, including, as applicable, approval by the board of directors of the Company (or a duly constituted and authorized committee thereof) and any required shareholder approval by the necessary number of votes or written consents, and the award agreement governing such grant (if any) was duly executed and delivered by each party thereto, (II) if intended to qualify for the “capital gains track” of Section 102 of the Israel Tax Ordinance New Version, 5721-1961, so qualifies, and (III) was made in accordance with the terms of the applicable Company Stock Plan, and all applicable laws and regulatory rules or requirements, including all applicable United States federal and Israeli securities laws.

(s)       The consolidated financial statements of the Company, together with the related notes, set forth in the Registration Statement and Prospectus comply in all material respects with the requirements of the Act and fairly present, in all material respects, the financial condition of the Company and its consolidated subsidiaries as of the dates indicated and the results of operations and changes in cash flows for the periods therein specified and have been prepared in conformity with International Financial Reporting Standards (“IFRS”) as issued by the International Accounting Standards Board applied on a consistent basis throughout the periods involved, except as may be expressly stated in the related notes thereto; and the supporting schedules included in the Registration Statement present fairly, in all material respects and in accordance with IFRS, the information required to be stated therein. No other financial statements or schedules are required to be included in the Registration Statement or the Prospectus. Somekh Chaikin, Certified Public Accountants (Israel) and a member firm of KPMG International, which has expressed its opinion with respect to the consolidated financial statements and schedules filed as a part of the Registration Statement and included in the Registration Statement and the Prospectus, is, to the knowledge of the Company, (x) an independent public accounting firm within the meaning of the Act and the Rules and Regulations, (y) a registered public accounting firm (as defined in Section 2(a)(12) of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”)) and (z) not in violation of the auditor independence requirements of the Sarbanes-Oxley Act.

(t)       Except as set forth in the Prospectus, there is not pending or, to the knowledge of the Company, threatened or contemplated, any action, suit or proceeding (a) to which the Company or any of its subsidiaries is a party or (b) which has as the subject thereof any officer or director of the Company or any of its subsidiaries, any employee benefit plan sponsored by the Company or any of its subsidiaries or any property or assets owned or leased by the Company or any of its subsidiaries before or by any court or Governmental Authority (as defined below), or any arbitrator, which, individually or in the aggregate, would reasonably be expected to result in any Material Adverse Change, or would materially and adversely affect the ability of the Company to perform its obligations under this Agreement. There are no current or, to the knowledge of the Company, pending, legal, governmental or regulatory actions, suits or proceedings (i) to which the Company or any of its subsidiaries is subject or (ii) which has as the subject thereof any officer or director of the Company or any of its subsidiaries, any employee plan sponsored by the Company or any of its subsidiaries or any property or assets owned or leased by the Company or any of its subsidiaries, that are required to be described in the Registration Statement and Prospectus by the Act or by the Rules and Regulations and that have not been so described.

(u)       The Company and its subsidiaries have good and marketable title to all property (whether real or personal) described in the Registration Statement and in the Prospectus as being owned by them, in each case free and clear of all liens, claims, security interests, other encumbrances or defects except such as are described in the Registration Statement and in the Prospectus. The property held under lease by the Company and its subsidiaries is held by them under valid, subsisting and enforceable leases with only such exceptions with respect to any particular lease as do not interfere in any material respect with the conduct of the business of the Company or its subsidiaries.

(v)       Except as described in the Registration Statement and in the Prospectus, and except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect: (a) the Company and each of its subsidiaries holds, and is operating in compliance with, all franchises, grants, authorizations, registrations, clearances, approvals, licenses, permits, easements, consents, certificates and orders of any Governmental Authority required for the conduct of its business as currently conducted (“Permits”) and all such Permits are valid and in full force and effect; (b) neither the Company nor any of its subsidiaries has received written notice from any Governmental Authority relating to the revocation or modification of any such Permit or has reason to believe that any such Permit will not be renewed in the ordinary course; and (c) the Company and each of its subsidiaries is in compliance with all applicable United States federal, state, local, Israeli and foreign laws, regulations, orders and decrees.

(w)       The Company has established and maintains disclosure controls and procedures (as defined in Rules 13a-14 and 15d-14 under the Exchange Act) and such controls and procedures are effective in ensuring that material information relating to the Company, including its subsidiaries, is made known to the principal executive officer and the principal financial officer. The Company has utilized such controls and procedures in preparing and evaluating the disclosures in the Registration Statement and in the Prospectus.

(x)       Neither the Company, nor any of its Subsidiaries, nor to the knowledge of the Company, any of its or their respective directors, officers or controlling persons has taken, directly or indirectly, without giving effect to any actions taken by the Agent, (i) any action designed to or that would constitute or reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Placement ADSs or (ii) any action designed to or that would constitute or reasonably be expected to cause or result in a violation of Regulation M under the Exchange Act.

(y)       The Company is in compliance with, and there is and has been no failure on the part of the Company and, to the Company’s knowledge, any of the Company’s directors or officers, in their capacities as such, to comply with, any applicable provision of the Sarbanes-Oxley Act and all rules and regulations promulgated thereunder or implementing the provisions thereof and the rules and regulations promulgated in connection therewith, including Section 402 relating to loans.

(z)       Except as disclosed in the Registration Statement and the Prospectus, the Company and each of its subsidiaries owns, possesses, or can acquire on reasonable terms, all Intellectual Property necessary for the conduct of the Company’s and it subsidiaries’ business as now conducted or as described in the Registration Statement and the Prospectus to be conducted, except as such failure to own, possess, or acquire such rights would not reasonably be expected to result in a Material Adverse Effect. Furthermore, other than as disclosed in the Registration Statement and the Prospectus, (A) to the knowledge of the Company, there is no infringement, misappropriation or violation by third parties of any such Intellectual Property, except as would not reasonably be expected to have a Material Adverse Effect; (B) there is no pending or, to the knowledge of the Company, threatened, action, suit, proceeding or claim by others challenging the Company’s or any of its subsidiaries’ rights in or to any such Intellectual Property, and the Company is unaware of any facts which would form a reasonable basis for any such claim; (C) the Intellectual Property owned by the Company and its subsidiaries, and to the knowledge of the Company, the Intellectual Property licensed to the Company and its subsidiaries, has not been adjudged invalid or unenforceable, in whole or in part, and there is no pending or, to the knowledge of the Company, threatened action, suit, proceeding or claim by others challenging the validity or scope of any such Intellectual Property, and the Company is unaware of any facts which would form a reasonable basis for any such claim; (D) there is no pending or, to the knowledge of the Company, threatened action, suit, proceeding or claim by others that the Company or any of its subsidiaries infringes, misappropriates or otherwise violates any Intellectual Property or other proprietary rights of others, neither the Company nor any of its subsidiaries has received any written notice of such claim and the Company is unaware of any other fact which would form a reasonable basis for any such claim; and (E) to the Company’s knowledge, no employee of the Company or any of its subsidiaries is in or has ever been in violation of any term of any employment contract, patent disclosure agreement, invention assignment agreement, non-competition agreement, non-solicitation agreement, nondisclosure agreement or any restrictive covenant to or with a former employer where the basis of such violation relates to such employee’s employment with the Company or any of its subsidiaries or actions undertaken by the employee while employed with the Company or any of its subsidiaries except, with respect to each of clauses (A)-(E) above, as would not reasonably be expected to have a Material Adverse Effect. “Intellectual Property” shall mean all patents, patent applications, trade and service marks, trade and service mark registrations, trade names, copyrights, licenses, inventions, trade secrets, domain names, technology, know-how and other intellectual property.

(aa)      Except as would not, individually or in the aggregate, have a Material Adverse Effect, the Company has submitted and/or possesses, or qualifies for applicable exemptions to, such valid and current Permits and supplements or amendments thereto issued or required by the appropriate United States state, federal or foreign regulatory agencies or bodies necessary to conduct their business as currently conducted, including, without limitation, all such Permits required by the United States Food and Drug Administration (the “FDA”), the United States Department of Health and Human Services (“HHS”), the United States Centers for Medicare & Medicaid Services (“CMS”), the Israeli Ministry of Health (“MOH”), the European Medicines Agency (“EMA”), Health Canada or any other United States state, federal or foreign agencies or bodies engaged in the regulation of medical devices, and the Company has not, during the last three (3) years, received any written notice of proceedings from any Governmental Authority relating to the revocation or modification of, or non-compliance with, any such Permits.

(bb)     The studies, tests and preclinical and clinical trials conducted by or on behalf of, or sponsored by, the Company, or in which the Company has participated, that are described in the Registration Statement or the Prospectus, or the results of which are referred to in the Registration Statement or the Prospectus, were and, if still pending, are being conducted in all material respects in accordance with all applicable statutes, rules and regulations of the FDA, MOH, the EMA, Health Canada and other comparable medical device regulatory agencies to which they are subject; the Company has no knowledge of any studies, tests or trials not described in the Registration Statement or the Prospectus the results of which reasonably call into question in any material respect the results of the studies, tests and trials described in the Registration Statement or Prospectus; and the Company has not received any written notices or other correspondence from the FDA, MOH, EMA, Health Canada or any other foreign, state or local governmental body exercising comparable authority or any Institutional Review Board or comparable authority requiring or threatening the termination, suspension or material modification of any studies, tests or preclinical or clinical trials conducted by or on behalf of, or sponsored by, the Company or in which the Company has participated, and, to the Company’s knowledge, there are no reasonable grounds for the same.

(cc)      Except as would not, individually or in the aggregate, result in a Material Adverse Effect, the Company and each of its subsidiaries are operating in compliance with all health care laws applicable to the Company and its subsidiaries, or any of their products or activities, including, but not limited to, the United States federal Anti-Kickback Statute (42 U.S.C. Section 1320a-7b(b)), the Anti-Inducement Law (42 U.S.C. Section 1320a-7a(a)(5)), the civil False Claims Act (31 U.S.C. Section 3729 et seq.), the administrative False Claims Law (42 U.S.C. Section 1320a-7b(a)), the Health Insurance Portability and Accountability Act of 1996 (42 U.S.C. Section 1320d et seq.) as amended by the Health Information Technology for Economic and Clinical Health Act (42 U.S.C. Section 17921 et seq.), the exclusion laws (42 U.S.C. Section 1320a-7), the United States Federal Food, Drug, and Cosmetic Act (21 U.S.C. Section 301 et seq.), Medicare (Title XVIII of the Social Security Act), and Medicaid (Title XIX of the Social Security Act), the regulations promulgated pursuant to such laws, and any other United States state, federal or foreign, including Israeli, law, or regulation which imposes requirements on the manufacturing, development, testing, labeling, advertising, marketing or distribution of medical devices, kickbacks, patient or program charges, recordkeeping, claims process, documentation requirements, medical necessity, referrals, the hiring of employees or acquisition of services or supplies from those who have been excluded from government health care programs, quality, safety, privacy, security, licensure, accreditation or any other aspect of providing health care or medical products or services (collectively, “Health Care Laws”). Neither the Company nor any of its subsidiaries has, during the last three (3) years, received any written notification, correspondence or any other written communication, including written notification of any pending or threatened claim, suit, proceeding, hearing, enforcement, investigation, arbitration or other action from any Governmental Authority, including, without limitation, the FDA, MOH, the EMA, Health Canada, the United States Federal Trade Commission CMS, HHS’s Office of Inspector General, the United States Department of Justice and state Attorneys General or similar agencies of potential or actual non-compliance by, or liability of, the Company or any of its subsidiaries under any Health Care Laws, except, with respect to any of the foregoing, such as would not, individually or in the aggregate, have a Material Adverse Effect. Except as described in the Registration Statement and in the Prospectus, and except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, to the Company’s knowledge, there are no facts or circumstances that would reasonably be expected to give rise to liability of the Company or any of its subsidiaries under any Health Care Laws.

(dd)     The Company has not, during the last five (5) years, had any Company-owned product manufacturing site or, to the knowledge of the Company, a third party manufacturer product manufacturing site for the Company’s products, subject to a Governmental Authority (including FDA) shutdown or import or export prohibition, nor received any FDA Form 483 or other Governmental Authority notice of inspectional observations, “warning letters,” “untitled letters,” requests to make changes to the Company’s products, processes or operations, or similar correspondence or notice from the FDA or other Governmental Authority alleging or asserting noncompliance with any applicable Health Care Laws, except in each case as would not, individually or in the aggregate, have a Material Adverse Effect. To the Company’s knowledge, neither the FDA nor any Israeli authority nor any other Governmental Authority is considering such actions.

(ee)      Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect: (i) and except as disclosed in the Registration Statement and the Prospectus, during the last five (5) years, there have been no post-market recalls, field notifications, field corrections, market withdrawals or replacements, warnings, “dear doctor” letters, investigator notices, safety alerts or other notice of action relating to an alleged lack of safety, efficacy, or regulatory compliance of the Company’s products (“Safety Notices”) and (ii) to the Company’s knowledge, there are no facts that would be reasonably likely to result in (x) such a Safety Notice with respect to the Company’s products, (y) a change in labeling of any the Company’s respective products or services, or (z) a termination or suspension of marketing or testing of any the Company’s products.

(ff)       Neither the Company nor any of its subsidiaries is in violation of its respective charter, memorandum of association, articles of association, by-laws or other organizational documents, or in breach of or otherwise in default, and no event has occurred which, with notice or lapse of time or both, would constitute such a default in the performance of any material obligation, agreement or condition contained in any bond, debenture, note, indenture, loan agreement or any other material contract, lease or other instrument to which it is subject or by which any of them may be bound, or to which any of the material property or assets of the Company or any of its subsidiaries is subject.

(gg)     The Company and its subsidiaries have timely filed all Israeli and United States federal, state, local and foreign income and franchise tax returns required to be filed and are not in default in the payment of any taxes which were payable pursuant to said returns or any assessments with respect thereto, other than any which the Company or any of its subsidiaries is contesting in good faith or to the extent that the failure to so pay or file would not reasonably be expected to result in a Material Adverse Effect. Except as disclosed in the Registration Statement and the Prospectus, there is no pending dispute with any taxing authority relating to any of such returns, and the Company has no knowledge of any tax deficiency that has been asserted upon the properties or assets of the Company or any of its subsidiaries for which there is not an adequate reserve reflected in the Company’s financial statements included in the Registration Statement and the Prospectus other than such that would not reasonably be expected to result in a Material Adverse Effect.

(hh)     No transaction, stamp or other issuance or transfer taxes or duties, and assuming that the Agent is not otherwise subject to taxation in Israel due to Israeli tax residence or the existence of a permanent establishment in Israel, then no capital gains, income, withholding or other taxes are payable by or on behalf of the Agent to the State of Israel or to any political subdivision or authority thereof or therein in connection with (i) the issuance, sale and delivery of the ADSs by the Company; (ii) the purchase from the Company, and the initial sale and delivery by the Agent of the ADSs to purchasers thereof; (iii) the holding or transfer of the ADSs; or (iv) the execution, delivery and performance of this Agreement or any other document to be furnished hereunder.

(ii)       (i) The Company is in compliance with all conditions and requirements stipulated by the instruments of approval and tax rulings (the “Ruling”) granted to it by any Israeli governmental or regulatory authority, as well as with respect to tax benefits received by the Company, including with respect to any “Approved Enterprise,” “Benefited Enterprise,” “Preferred Enterprise,” “Preferred Technology Enterprise” or “Special Preferred Technology Enterprise” status or benefits (collectively, “Tax Incentive Program”) and by Israeli laws and regulations relating to its Tax Incentive Program; (ii) all information supplied by the Company with respect to applications or notifications relating to its Tax Incentive Program (including in connection with the Ruling) was true, correct and complete when supplied to the appropriate authorities; and (iii) the Company has not received any written notice of any proceeding or investigation relating to revocation or modification or denial of any of its current or past Tax Incentive Program with respect to the Company and/or any of its facilities or any such status or benefits, in each case of clauses (i)-(iii), except for any failure to comply, inaccuracy or notice (as appropriate) that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(jj)        Neither the Company nor its properties or assets has immunity under the State of Israel, U.S. federal or New York state law from any legal action, suit or proceeding, from the giving of any relief in any such legal action, suit or proceeding, from set-off or counterclaim, from the jurisdiction of the State of Israel, U.S. federal or New York state court, from service of process, attachment upon or prior to judgment, or attachment in aid of execution of judgment, or from execution of a judgment, or other legal process or proceeding for the giving of any relief or for the enforcement of a judgment, in any such court with respect to their respective obligations, liabilities or any other matter under or arising out of or in connection herewith; and, to the extent that the Company or any of its properties, assets or revenues may have or may hereafter become entitled to any such right of immunity in any such court in which proceedings arising out of, or relating to the transactions contemplated by this Agreement, may at any time be commenced, the Company has, pursuant to this Agreement, waived, and it will waive such right to the extent permitted by law.

(kk)         Any final judgment for a fixed or determined sum of money rendered by any U.S. federal or New York state court located in the State of New York having jurisdiction under its own laws in respect of any suit, action or proceeding against the Company based upon this Agreement are enforceable against the Company by the courts of the State of Israel, without reconsideration or reexamination of the merits, subject to the limitations described in the Registration Statement under “Enforcement of Civil Liabilities.”

(ll)           The choice of laws of the State of New York as the governing law of this Agreement is a valid choice of law under the laws of the State of Israel. The Company has the power to submit, and pursuant to this Agreement, has legally, validly, effectively and irrevocably submitted, to the personal jurisdiction of each New York state and United States federal court sitting in the City of New York and has validly and irrevocably waived any objection to the laying of venue of any suit, action or proceeding brought in such court.

(mm)       Except as disclosed in the Registration Statement and the Prospectus, (i) no approvals are currently required under the laws of the State of Israel in order for the Company to pay dividends or other distributions declared by the Company to the holders of the ADSs or Ordinary Shares assuming the Company has sufficient profits for distribution under the Companies Law, and (ii) under current laws and regulations of the State of Israel, any amount payable with respect to the ADSs or the Ordinary Shares upon liquidation of the Company or upon redemption thereof and dividends and other distributions declared and payable on the share capital of the Company may be paid by the Company in United States dollars or euros and freely transferred out of the State of Israel, subject to payment of applicable withholding taxes or an exemption therefrom. No joint venture is currently prohibited, directly or indirectly, under any agreement or other instrument to which it is a party or is subject, from paying any dividends to the Company, from making any other distribution on such joint venture’s share capital or similar ownership interest, or from repaying to the Company any loans or advances to such joint venture from the Company.

(nn)        Except as disclosed in the Registration Statement and the Prospectus, the Company has not received any written notice denying, revoking or modifying any grants or benefits from the IIA (including, in all such cases, notice of proceedings or investigations related thereto). All information supplied by the Company with respect to the applications or notifications relating to grants and benefits from the IIA was true, correct and complete in all material respects when supplied to the appropriate authorities.

(oo)         The Company and its subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with IFRS and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Except as disclosed in the Registration Statement and in the Prospectus, the Company’s internal control over financial reporting is effective and none of the Company, its board of directors and audit committee is aware of any “significant deficiencies” or “material weaknesses” (each as defined by the Public Company Accounting Oversight Board) in its internal control over financial reporting, or any fraud, whether or not material, that involves management or other employees of the Company or its subsidiaries who have a significant role in the Company’s internal controls; and since the end of the latest audited fiscal year, there has been no change in the Company’s internal control over financial reporting (whether or not remediated) that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting. The Company’s board of directors has, subject to the exceptions, cure periods and the phase-in periods specified in the applicable stock exchange rules (“Exchange Rules”), validly appointed an audit committee to oversee internal accounting controls whose composition satisfies the applicable requirements of the Exchange Rules and the Companies Law and the Company’s board of directors and/or the audit committee has adopted a charter that satisfies the requirements of the Exchange Rules.

(pp)         Other than as contemplated by this Agreement, the Company has not incurred and will not incur any liability for any finder’s or broker’s fee or agent’s commission in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby.

(qq)         The Company and each of its subsidiaries carries, or is covered by, insurance from reputable insurers in such amounts and covering such risks as is reasonably believed by the Company to be adequate for the conduct of its business and the value of its properties and the properties of its respective subsidiaries and as is customary for companies engaged in similar businesses in similar industries; all policies of insurance and any fidelity or surety bonds insuring the Company or any of its subsidiaries or its business, assets, employees, officers and directors are in full force and effect; the Company and its subsidiaries are in compliance with the terms of such policies and instruments in all material respects; to the knowledge of the Company, there are no claims by the Company or any of its subsidiaries under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause; neither the Company nor any of its subsidiaries has been refused any insurance coverage sought or applied for; and neither the Company nor any of its subsidiaries has reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect.

(rr)           The Company has complied with, is not in violation of, and has not received any notice of violation relating to any law, rule or regulation relating to the conduct of its business, or the ownership or operation of its property and assets, including, without limitation, the Israel Penal Law, 5737-1977, and the rules and regulations thereunder, in each case except where the failure to be in compliance is not reasonably likely to result in a Material Adverse Effect.

(ss)         Each of the Company and its subsidiaries and, to the knowledge of the Company, any of its affiliates and its and its subsidiaries’ respective officers, directors, supervisors, managers, agents, or employees, has not violated, its participation in the offering will not violate, and the Company and each of its subsidiaries has taken reasonable measures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance with: (A) anti-bribery laws, including but not limited to, any applicable law, rule, or regulation of any locality, including but not limited to any law, rule, or regulation promulgated to implement the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, signed December 17, 1997, including the U.S. Foreign Corrupt Practices Act of 1977, as amended, the U.K. Bribery Act 2010, Sections 291 and 291A of the Israel Penal Law, 5737-1977, and the rules and regulations thereunder, or any other law, rule or regulation of similar purposes and scope or (B) anti-money laundering laws, including but not limited to, applicable United States federal, state, international, foreign or other laws, regulations or government guidance regarding anti-money laundering, including, without limitation, Title 18 US. Code section 1956 and 1957, the Patriot Act, the Bank Secrecy Act, the Israel Prohibition on Money Laundering Law, 5760-2000, the Israel Prohibition on Money Laundering Order, 5761-2001, the Israel Prohibition on Terrorist Financing Law, 5765-2005, and international anti-money laundering principles or procedures by an intergovernmental group or organization, such as the Financial Action Task Force on Money Laundering, of which the United States is a member and with which designation the United States representative to the group or organization continues to concur, all as amended, and any Executive order, directive, or regulation pursuant to the authority of any of the foregoing, or any orders or licenses issued thereunder.

(tt)           (A) Neither the Company nor any of its subsidiaries, nor, to the Company’s knowledge, any of their directors, officers or employees, nor, to the Company’s knowledge, any agent, affiliate or representative of the Company or its subsidiaries, is an individual or entity that is, or is owned or controlled by an individual or entity that is:

(1)             the subject of any sanctions administered or enforced by the U.S. Department of Treasury’s Office of Foreign Assets Control, the United Nations Security Council, the European Union, Her Majesty’s Treasury, or other relevant sanctions authority, including by virtue of similar laws or rules of the State of Israel (collectively, “Sanctions”), nor

(2)             located, organized or resident in a country or territory that is the subject of Sanctions (including, without limitation, Burma/Myanmar, Cuba, Iran, Libya, North Korea, Sudan and Syria).

(B)             Neither the Company nor any of its subsidiaries will, directly or indirectly, use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other individual or entity:

(1)             to fund or facilitate any activities or business of or with any individual or entity or in any country or territory that, at the time of such funding or facilitation, is the subject of Sanctions; or

(2)             in any other manner that will result in a violation of Sanctions by any individual or entity (including any individual or entity participating in the offering, whether as underwriter, advisor, investor or otherwise).

(C)            For the past five years, neither the Company nor any of its subsidiaries has knowingly engaged in, and is not now knowingly engaged in, any dealings or transactions with any individual or entity, or in any country or territory, that at the time of the dealing or transaction is or was the subject of Sanctions.

(uu)         Except as disclosed in Prospectus, neither the Company nor any of its subsidiaries is in violation of any statute, any rule, regulation, decision or order of any Governmental Authority or any court, domestic, Israeli or foreign, relating to the use, disposal or release of hazardous or toxic substances or relating to the protection or restoration of the environment or human exposure to hazardous or toxic substances (collectively, “Environmental Laws”), owns or operates any real property contaminated with any substance that is subject to any Environmental Laws, is liable for any off-site disposal or contamination pursuant to any Environmental Laws, or is subject to any claim relating to any Environmental Laws, which violation, contamination, liability or claim would, individually or in the aggregate, have a Material Adverse Effect; and to the knowledge of the Company, there is no pending investigation which might lead to such a claim. Neither the Company nor any of its subsidiaries anticipates incurring any material capital expenditures relating to compliance with Environmental Laws, except in each case as would not, individually or in the aggregate, have a Material Adverse Effect.

(vv)         Except as would not reasonably be expected to result in a Material Adverse Effect: (A) To the knowledge of the Company, no “prohibited transaction” as defined under Section 406 of ERISA or Section 4975 of the Code and not exempt under ERISA Section 408 and the regulations and published interpretations thereunder has occurred with respect to any Employee Benefit Plan, (B) at no time has the Company or any ERISA Affiliate maintained, sponsored, participated in, contributed to or had any liability or obligation in respect of any Employee Benefit Plan subject to Part 3 of Subtitle B of Title I of ERISA, Title IV of ERISA, or Section 412 of the Code or any “multiemployer plan” as defined in Section 3(37) of ERISA or any multiple employer plan for which the Company or any ERISA Affiliate has incurred or could incur liability under Section 4063 or 4064 of ERISA, (C) no Employee Benefit Plan provides or promises, or at any time provided or promised, retiree health, life insurance, or other retiree welfare benefits except as may be required by the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended, or similar state law, (D) each Employee Benefit Plan is and has been operated in material compliance with its terms and all applicable laws, including but not limited to ERISA and the Code and, to the knowledge of the Company, no event has occurred (including a “reportable event” as such term is defined in Section 4043 of ERISA) and no condition exists that would subject the Company or any ERISA Affiliate to any material tax, fine, lien, penalty or liability imposed by ERISA, the Code or other applicable law, (E) each Employee Benefit Plan intended to be qualified under Code Section 401(a) is so qualified and has a favorable determination or opinion letter from the IRS upon which it can rely, and any such determination or opinion letter remains in effect and has not been revoked and, to the knowledge of the Company, nothing has occurred since the date of any such determination or opinion letter that is reasonably likely to adversely affect such qualification, (F) with respect to each Foreign Benefit Plan, such Foreign Benefit Plan (1) if intended to qualify for special tax treatment, meets, in all material respects, the requirements for such treatment, and (2) if required to be funded, is funded to the extent required by applicable law, and with respect to all other Foreign Benefit Plans, adequate reserves therefor have been established on the financial statements of the applicable Company or subsidiary to the extent required by IFRS, (G) neither the Company nor any of its subsidiaries has any obligations under any collective bargaining agreement with any union and no organization efforts are underway with respect to the Company’s or its subsidiaries’ employees. As used in this Agreement, “Code” means the Internal Revenue Code of 1986, as amended; “Employee Benefit Plan” means any “employee benefit plan” within the meaning of Section 3(3) of ERISA, including, without limitation, all stock purchase, stock option, stock-based severance, employment, change-in-control, medical, disability, fringe benefit, bonus, incentive, deferred compensation, employee loan and all other employee benefit plans, agreements, programs, policies or other arrangements, whether or not subject to ERISA, under which (x) any current or former employee, director or independent contractor of the Company or its subsidiaries has any present or future right to benefits and which are contributed to, sponsored by or maintained by the Company or any of its respective subsidiaries or (y) the Company or any of its subsidiaries has had or has any present or future obligation or liability; “ERISA” means the Employee Retirement Income Security Act of 1974, as amended; “ERISA Affiliate” means any member of the company’s controlled group as defined in Code Section 414(b), (c), (m) or (o); and “Foreign Benefit Plan” means any Employee Benefit Plan established, maintained or contributed to outside of the United States of America or which covers any employee working or residing outside of the United States and any severance obligations pursuant to the Israeli Severance Pay Law, 5723-1963 (including under Section 14 thereof).

(ww)       Except as disclosed in the Registration Statement and the Prospectus, or as otherwise disclosed to the Agent in writing, neither the Company nor any of its subsidiaries is bound by any material agreement that adversely affects the right of the Company or such subsidiary to develop, manufacture, produce, assemble, distribute, license, market or sell its products.

(xx)          No labor problem or dispute with the employees of the Company or any of its subsidiaries exists or, to the knowledge of the Company, is threatened or imminent, and the Company is not aware of any existing or imminent labor disturbance by the employees of any of its or its subsidiaries’ principal suppliers, contractors or customers, that would reasonably be expected to have a Material Adverse Effect.

(yy)         No subsidiary of the Company is currently prohibited, directly or indirectly, including under any agreement or other instrument to which it is a party or is subject, from paying any dividends to the Company, from making any other distribution on such subsidiary’s capital stock, from repaying to the Company any loans or advances to such subsidiary from the Company or from transferring any of such subsidiary’s property or assets to the Company or any other subsidiary of the Company, except as described in or contemplated by the Prospectus.

(zz)          There are no statutes, regulations, legal or governmental proceedings or contracts or other documents required to be described in the Prospectus or included as exhibits to the Registration Statement that are not described or included as required.

(aaa)       Any third-party statistical and market-related data included in the Registration Statement and the Prospectus are based on or derived from sources that the Company believes to be reliable and accurate in all material respects.

(bbb)      No forward-looking statement (within the meaning of Section 27A of the Act and Section 21E of the Exchange Act) contained in the Registration Statement or the Prospectus has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.

(ccc)       To the knowledge of the Company, all of the beneficial ownership information provided to the Agent or to counsel for the Agent by the Company or its counsel in compliance with the control and beneficial ownership certification requirements of the Financial Crimes Enforcement Network within the U.S. Department of the Treasury (“FinCEN”) is true, complete, correct and compliant with the rules, regulations and requirements of FinCEN.

(ddd)      Based on the Company’s anticipated market capitalization and the composition of its income, assets and operations, the Company does not expect to be a “passive foreign investment company” for United States federal income tax purposes for the current taxable year or in the foreseeable future.

(eee)       Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, (i) the Company’s and its subsidiaries information technology assets and equipment, computers, systems, networks, hardware, software, websites, applications, and databases (collectively, “IT Systems”) are adequate for, and operate and perform in all material respects as required in connection with the operation of the business of the Company and its subsidiaries as currently conducted free and clear, to the knowledge of the Company, of all material bugs, errors, defects, Trojan horses, time bombs, malware and other corruptants, (ii) the Company and its subsidiaries have implemented and maintain commercially reasonable measures to maintain and protect their material confidential information and the integrity, availability and security of the IT Systems and data (including all personal, personally identifiable, sensitive, confidential or regulated data (“Personal Data”)) used in connection with their business, and, to the knowledge of the Company, there have been no breaches, violations, outages or unauthorized uses of or accesses to same, except for those that have been remedied without material cost or liability or the duty to notify any other person, nor any incidents under internal review or investigations relating to the same and (iii) the Company and its subsidiaries are in compliance in all material respects with all applicable laws or statutes (including, but not limited to, the Israeli Privacy Protection Regulations, Information, Security, 2017) and all applicable judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, internal policies and contractual obligations relating to the privacy and security of IT Systems and Personal Data and to the protection of such IT Systems and Personal Data from unauthorized use, access, misappropriation or modification.

(fff)         The Company acknowledges and agrees that the Agent has informed the Company that the Agent may, to the extent permitted under the Securities Act, the Exchange Act and Israeli Securities Law, purchase and sell Ordinary Shares or ADS for its own account while this Agreement is in effect; provided, that (i) no such purchase or sales shall take place while a Placement Notice is in effect (except to the extent the Agent may engage in sales of Placement ADSs purchased or deemed purchased from the Company as a “riskless principal” or in a similar capacity) and (ii) the Company shall not be deemed to have authorized or consented to any such purchases or sales by the Agent, except as may be otherwise agreed by the Company and the Agent.

(ggg)      The Company is not a party to any agreement with an agent or underwriter for any other “at the market” or continuous equity transaction.

(hhh)      The Company is not required to register as a “broker” or “dealer” in accordance with the provisions of the Exchange Act and does not, directly or indirectly through one or more intermediaries, control or have any other association with (within the meaning of Article I of the By-laws of FINRA) any member firm of FINRA. No relationship, direct or indirect, exists between or among the Company, on the one hand, and the directors, officers or shareholders of the Company, on the other hand, which is required by the rules of FINRA to be described in the Registration Statement and the Prospectus, which is not so described. All of the information (including, but not limited to, information regarding affiliations, security ownership and trading activity) provided to the Agent or its counsel by the Company, its officers and directors and the holders of any securities (debt or equity) or warrants, options or rights to acquire any securities of the Company in connection with the filing to be made and other supplemental information to be provided to FINRA pursuant to FINRA Rule 5110 in connection with the transactions contemplated by this Agreement is true, complete and correct.

(iii)          Neither the issuance, sale and delivery of the Placement ADSs nor the application of the proceeds thereof by the Company as described in the Registration Statement and the Prospectus will violate Regulation T, U or X of the Board of Governors of the Federal Reserve System or any other regulation of such Board of Governors.

(jjj)          Each of the independent directors (or independent director nominees, once appointed, if applicable) named in the Registration Statement and Prospectus satisfies the independence standards established by Nasdaq and, with respect to members of the Company’s audit committee, the enhanced independence standards contained in Rule 10A-3(b)(1) promulgated by the Commission under the Exchange Act.

(kkk)       Neither the Company nor, to the Company’s knowledge, any of its affiliates (within the meaning of Rule 144 under the Securities Act) has, prior to the date hereof, made any offer or sale of any securities which could be “integrated” (within the meaning of the Securities Act) with the offer and sale of the Placement ADSs hereunder.

(mmm)    Neither the Company nor any of its Subsidiaries has (i) failed to pay any dividend or sinking fund installment on preferred stock or (ii) defaulted on any installment or payment due on indebtedness for borrowed money or on any rental on one or more long-term leases, which defaults, individually or in the aggregate, would reasonably be expected to result in a Material Adverse Effect.

(nnn)      Each financial or operational projection or other “forward-looking statement” (as defined by Section 27A of the Securities Act or Section 21E of the Exchange Act) contained in the Registration Statement or the Prospectus (i) was so included by the Company in good faith and with reasonable basis after due consideration by the Company of the underlying assumptions, estimates and other applicable facts and circumstances and (ii) as required, is accompanied by meaningful cautionary statements identifying those factors that could cause actual results to differ materially from those in such forward-looking statement. To the knowledge of the Company’s directors and senior managers, no such statement was made that was false or misleading.

(ooo)      There are no relationships, direct or indirect, or related party transactions involving the Company or any of its Subsidiaries or any other person (including any director, officer, stockholder, customer or supplier of the Company or any of its Subsidiaries) required to be described in the Registration Statement or the Prospectus that have not been described as required. There are no material outstanding loans, advances (except normal advances for business expenses in the ordinary course of business) or guarantees of indebtedness by the Company or any of its Subsidiaries to or for the benefit of any of the officers or directors of the Company or any of its Subsidiaries, or any of the family members of any of such persons.

(ppp)       The Company is not in or subject to a bankruptcy or insolvency proceeding in any jurisdiction.

(qqq)      Under current laws and regulations of the State of Israel and any political subdivision thereof, all dividends and other distributions declared and payable on the Placement ADSs or the Ordinary Shares may be paid by the Company to the holder thereof in United States dollars or New Israeli Shekels that may be converted into foreign currency and freely transferred out of the State of Israel.

(rrr)         The Company has validly and irrevocably appointed Itamar Medical, Inc. as its authorized agent for service of process pursuant to this Agreement and in connection with the Registration Statement.

(sss)       Neither the Company nor any Subsidiary nor any of their properties or assets has any immunity from the jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution or otherwise) under the laws of the State of Israel.

(ttt)         The Company has the power to submit, and pursuant to Section 19 of this Agreement, has legally, validly and irrevocably submitted, to the personal jurisdiction of each U.S. federal court or state court located in the Borough of Manhattan, the City of New York, New York, U.S.A.

Any certificate signed by any officer of the Company and delivered to the Agent or its counsel in connection with the offering of the Placement ADSs shall be deemed a representation and warranty by the Company, as to matters covered thereby, to the Agent, on the date of such certificate.

7.             Covenants of the Company. The Company covenants and agrees with the Agent that:

(a)           Registration Statement Amendments. After the date of this Agreement and during any period in which the Prospectus relating to any Placement ADSs is required to be delivered by the Agent under the Securities Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172 under the Securities Act or a similar rule); (i) the Company will notify the Agent promptly of the time when any subsequent amendment to the Registration Statement, other than Incorporated Documents, has been filed with the Commission and/or has become effective or any subsequent supplement to the Prospectus, other than Incorporated Documents, has been filed and of any request by the Commission for any amendment or supplement to the Registration Statement or Prospectus or for additional information; (ii) the Company will prepare and file with the Commission, promptly upon the Agent’s request, any amendments or supplements to the Registration Statement or Prospectus that, in the Agent’s reasonable opinion, is necessary in order to comply with applicable law, including the Securities Act (provided, however, that the failure of the Agent to make such request shall not relieve the Company of any obligation or liability hereunder, or affect the Agent’s right to rely on the representations and warranties made by the Company in this Agreement and provided, further, that the only remedy the Agent shall have with respect to the failure by the Company to make such filing (but without limiting the Agent’s rights under Section 9 hereof) will be to cease making sales under this Agreement until such amendment or supplement is filed) (notwithstanding the foregoing, the Company shall not be required to file such amendment or supplement if there is no pending Placement Notice and the Company believes that it is in its best interests not to file such amendment or supplement); and (iii) the Company will cause each amendment or supplement to the Prospectus, other than Incorporated Documents, to be filed with the Commission as required pursuant to the applicable paragraph of Rule 424(b) of the Securities Act and, in the case of any Incorporated Document, to be filed with the Commission as required pursuant to the Exchange Act, within the time period prescribed.

(b)           Notice of Commission Stop Orders. The Company will advise the Agent, promptly after it receives notice or obtains knowledge thereof, of the issuance or threatened issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement, of the suspension of the qualification of the Placement ADSs for offering or sale in any jurisdiction or of the initiation or threatening of any proceeding for any such purpose; and it will promptly use its commercially reasonable efforts to prevent the issuance of any stop order or to obtain its withdrawal if such a stop order should be issued. The Company will advise the Agent promptly after it receives any request by the Commission for any amendments to the Registration Statement or any amendment or supplements to the Prospectus or for additional information related to the offering of the Placement ADSs or for additional information related to the Registration Statement or the Prospectus.

(c)           Delivery of Prospectus; Subsequent Changes. During any period in which the Prospectus relating to the Placement ADSs is required to be delivered by the Agent under the Securities Act with respect to the offer and sale of the Placement ADSs (including in circumstances where such requirement may be satisfied pursuant to Rule 172 under the Securities Act or a similar rule), the Company will comply with all requirements imposed upon it by the Securities Act, as from time to time in force, and will file on or before their respective due dates (taking into account any extensions and exceptions available under the Exchange Act or the Jumpstart Our Business Startups Act) all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14, 15(d) or any other provision of or under the Exchange Act. If during such period any event occurs as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances then existing, not misleading, or if during such period it is necessary to amend or supplement the Registration Statement or Prospectus to comply with the Securities Act, the Company will promptly notify the Agent to suspend the offering of Placement ADSs during such period and the Company will promptly amend or supplement the Registration Statement or Prospectus (at the expense of the Company) so as to correct such statement or omission or effect such compliance. If the Company has omitted any information from the Registration Statement pursuant to Rule 430B under the Securities Act, it will use its reasonable best efforts to comply with the provisions thereof and make all requisite filings with the Commission pursuant to said Rule 430B and to notify the Agent promptly of all such filings if not available on EDGAR.

(d)           Listing of Placement ADSs. During any period in which the Prospectus relating to the Placement ADSs is required to be delivered by the Agent under the Securities Act with respect to the offer and sale of the Placement ADSs (including in circumstances where such requirement may be satisfied pursuant to Rule 172 under the Securities Act or a similar rule), the Company will use its commercially reasonable efforts to cause the Placement ADSs to be listed on Nasdaq. The Company will timely file with Nasdaq all material documents and notices required by Nasdaq of companies that have or will issue securities that are traded on Nasdaq.

(e)           Delivery of Registration Statement and Prospectus. The Company will furnish to the Agent and its counsel (at the expense of the Company) copies of the Registration Statement, the Prospectus (including all Incorporated Documents) and all amendments and supplements to the Registration Statement or Prospectus that are filed with the Commission during any period in which the Prospectus relating to the Placement ADSs is required to be delivered under the Securities Act (including all Incorporated Documents filed with the Commission during such period), in each case as soon as reasonably practicable and in such quantities as the Agent may from time to time reasonably request and, at the Agent’s request, will also furnish copies of the Prospectus to each exchange or market on which sales of the Placement ADSs may be made; provided, however, that the Company shall not be required to furnish (i) any document (other than the Prospectus) to the Agent to the extent such document is available on EDGAR and (ii) the portion of any Incorporated Document that is the subject of a confidentiality treatment request or order.

(f)            Earnings Statement. The Company will make generally available to its security holders and to the Agent as soon as practicable, but in any event not later than 16 months after the end of the Company’s current fiscal quarter, an earnings statement (which need not be reviewed or audited by the Company’s auditors) covering a 12-month period beginning with the first full fiscal quarter of the Company occurring after the date of this Agreement that satisfies the provisions of Section 11(a) of and Rule 158 under the Securities Act; provided that the Company will be deemed to have furnished such statement to its security holders and the Agent to the extent they are filed on EDGAR or any successor system.

(g)           Expenses. The Company, whether or not the transactions contemplated hereunder are consummated or this Agreement is terminated in accordance with the provisions of Section 11 hereunder, will pay all expenses incident to the performance of its obligations hereunder, including expenses relating to (i) the preparation, printing and filing of the Registration Statement and each amendment and supplement thereto, of the Prospectus and of each amendment and supplement thereto and of this Agreement and such other documents as may be required in connection with the offering, purchase, sale, issuance or delivery of the Placement ADSs, (ii) the preparation, issuance, sale and delivery of the Placement ADSs and any taxes due or payable in connection therewith, (iii) the qualification of the Placement ADSs under securities laws in accordance with the provisions of Section 7(w) of this Agreement, including filing fees (provided, however, that any fees or disbursements of counsel for the Agent in connection therewith shall be paid by the Agent except as set forth in clauses (vii) and (viii) below), (iv) the printing and delivery to the Agent and its counsel of copies of the Prospectus and any amendments or supplements thereto, and of this Agreement, (v) the fees and expenses incurred in connection with the listing or qualification of the Placement ADSs for trading on Nasdaq and the Underlying Shares on the TASE, (vi) the filing fees and expenses, if any, owed to the Commission or FINRA and the fees and expenses of the Depositary for the ADSs or registrar for the Underlying Shares, (vii) the reasonable and documented fees and associated expenses of the Agent’s outside legal counsel for filings with the FINRA Corporate Financing Department in an amount not to exceed $15,000 (excluding FINRA filing fees referred to in clause (vi) above) in addition to the fees and disbursements referred to in clause (viii) below), and (viii) the reasonable fees and disbursements of the Agent’s outside legal counsel in an amount not to exceed $75,000 (in addition to the fees and associated expenses referred to in clause (vii) above).

(h)           Use of Proceeds. The Company will use the Net Proceeds as described in the Prospectus in the section entitled “Use of Proceeds.”

(i)            Notice of Other Sales. Without the prior written consent of the Agent, the Company will not, directly or indirectly, offer to sell, sell, contract to sell, grant any option to sell or otherwise dispose of any Ordinary Shares or ADSs (other than the Placement ADSs offered pursuant to this Agreement) or securities convertible into or exchangeable or exercisable for Ordinary Shares or ADSs, warrants or any rights to purchase or acquire Ordinary Shares or ADSs during the period beginning on the third Trading Day immediately prior to the date on which any Placement Notice is delivered to Agent hereunder and ending on the second Trading Day immediately following the final Settlement Date with respect to Placement ADSs sold pursuant to such Placement Notice (or, if the Placement Notice has been terminated or suspended prior to the sale of all Placement ADSs covered by a Placement Notice, the date of such suspension or termination); and will not directly or indirectly in any other “at the market offering” or continuous equity transaction offer to sell, sell, contract to sell, grant any option to sell or otherwise dispose of any Ordinary Shares or ADSs (other than the Placement ADSs offered pursuant to this Agreement) or securities convertible into or exchangeable or exercisable for Ordinary Shares or ADSs, warrants or any rights to purchase or acquire, Ordinary Shares or ADSs prior to the later of the termination of this Agreement and the sixtieth (60th) day immediately following the final Settlement Date with respect to Placement ADSs sold pursuant to such Placement Notice; provided, however, that such restrictions will not be required in connection with the Company’s issuance or sale of (i) Ordinary Shares or ADSs, options to purchase Ordinary Shares or ADSs, other securities under the Company’s existing equity incentive plans, or Ordinary Shares or ADSs issuable upon the exercise of options or vesting of other securities, pursuant to any employee or director stock option or benefits plan, stock ownership plan or dividend reinvestment plan (but not Ordinary Shares or ADSs subject to a waiver to exceed plan limits in its dividend reinvestment plan) of the Company whether now in effect or hereafter implemented, (ii) Ordinary Shares or ADSs issuable upon conversion of securities or the exercise of warrants, options or other rights in effect or outstanding, and disclosed in filings by the Company available on EDGAR or otherwise agreed in writing by the Agent and (iii) Ordinary Shares or ADSs or securities convertible into or exchangeable for Ordinary Shares or ADSs as consideration for mergers, acquisitions, other business combinations or strategic alliances occurring after the date of this Agreement which are not issued for capital raising purposes.

(j)            Change of Circumstances. The Company will, at any time during a fiscal quarter in which the Company intends to tender a Placement Notice or sell Placement ADSs, advise the Agent promptly after it shall have received notice or obtained knowledge of any information or fact that would alter or affect in any material respect any opinion, certificate, letter or other document provided or required to be provided to the Agent pursuant to this Agreement.

(k)           Due Diligence Cooperation. During the term of this Agreement, the Company will reasonably cooperate with any reasonable due diligence review conducted by the Agent, its affiliates agents and counsel from time to time in connection with the transactions contemplated hereby, including providing information and making available documents and senior corporate officers, during regular business hours and at the Company’s principal offices, as the Agent may reasonably request.

(l)            Required Filings Relating to Placement of Placement ADSs. The Company agrees that on or prior to such dates as the Securities Act shall require, the Company will (i) file a prospectus supplement with the Commission under the applicable paragraph of Rule 424(b) under the Securities Act, which prospectus supplement will set forth, within the relevant period, the number or amount of Placement ADSs sold through the Agent, the Net Proceeds to the Company and the compensation payable by the Company to the Agent with respect to such Placement ADSs, and (ii) deliver such number of copies of each such prospectus supplement to each exchange or market on which such sales were effected as may be required by the rules or regulations of such exchange or market; provided, that, unless a prospectus supplement containing such information is required to be filed under the Securities Act, the requirement of this Section 7(l) may be satisfied by Company’s inclusion in the Company’s next filed quarterly report on Form 6-K or Form 20-F, as applicable, of the number or amount of Placement ADSs sold through the Agent, the Net Proceeds to the Company and the compensation payable by the Company to the Agent with respect to such Placement ADSs during the relevant period.

(m)          Representation Dates; Certificate. On or prior to the date on which the Company first delivers a Placement Notice pursuant to this agreement (the “First Placement Notice Date”) and each time the Company:

(i)         amends or supplements the Registration Statement or the Prospectus relating to the Placement ADSs (other than a prospectus supplement filed in accordance with Section 7(l) of this Agreement) by means of a post-effective amendment, sticker or supplement but not by means of incorporation of document(s) by reference into the Registration Statement or the Prospectus relating to the Placement ADSs;

(ii)        files an annual report on Form 20-F under the Exchange Act (including any Form 20-F/A containing amended financial information or a material amendment to the previously filed Form 20-F);

(iii)       files a quarterly report on Form 6-K or current report on Form 6-K containing amended financial statements under the Exchange Act (each date of filing of one or more of the documents referred to in clauses (i) through (iii) shall be a “Representation Date”), the Company shall furnish the Agent (but in the case of clause (iii) above only if (1) a Placement Notice is pending or in effect and (2) the Agent requests such certificate within three Business Days after the filing of such Form 6-K with the Commission) with a certificate, in the form attached hereto as Exhibit 7(m) (modified, as necessary, to relate to the Registration Statement and the Prospectus as then amended or supplemented), within two Trading Days of any Representation Date. The requirement to provide a certificate under this Section 7(m) shall be waived for any Representation Date occurring at a time at which no Placement Notice is pending or in effect, which waiver shall continue until the earlier to occur of (1) the date the Company delivers a Placement Notice hereunder (which for such calendar quarter shall be considered a Representation Date) and (2) the next occurring Representation Date. Notwithstanding the foregoing, if the Company subsequently decides to sell Placement ADSs following a Representation Date on which the Company relied on the waiver referred to in the previous sentence and did not provide the Agent with a certificate under this Section 7(m), then before the Company delivers a Placement Notice or the Agent sells any Placement ADSs pursuant thereto, the Company shall provide the Agent with a certificate, in the form attached hereto as Exhibit 7(m), dated the date of such Placement Notice. Within two Trading Days of each Representation Date, the Company shall have furnished to the Agent such further information, certificates and documents as the Agent may reasonably request.

(n)           Legal Opinions. On or prior to the First Placement Notice Date and on any date which the Company is obligated to deliver a certificate pursuant to Section 7(m) for which no waiver is applicable, the Company shall cause to be furnished to the Agent the (i) written opinion of Goldfarb Seligman & Co., Israeli counsel to the Company or such other Israeli counsel satisfactory to the Agent (“Company Israeli Counsel”), and (ii) written opinion and negative assurance letter of Latham & Watkins LLP, U.S. counsel to the Company or such other U.S. counsel satisfactory to the Agent (“Company U.S. Counsel” and, together with Company Israeli Counsel, “Company Counsel”), in form and substance reasonably satisfactory to the Agent and its counsel, dated the date that the opinion and negative assurance letter are required to be delivered, modified, as necessary, to relate to the Registration Statement and the Prospectus as then amended or supplemented; provided, however, that in lieu of such opinion and negative assurance letter for subsequent Representation Dates, Company Counsel may furnish the Agent with a letter to the effect that the Agent may rely on a prior opinion or negative assurance letter delivered by such counsel under this Section 7(n) to the same extent as if it were dated the date of such letter (except that statements in such prior opinion or negative assurance letter shall be deemed to relate to the Registration Statement and the Prospectus as amended or supplemented at such Representation Date).

(o)           Comfort Letter. On or prior to the First Placement Notice Date and on any date which the Company is obligated to deliver a certificate pursuant to Section 7(m) for which no waiver is applicable, the Company shall cause its independent registered public accounting firm (and any other independent accountants whose report is included in the Registration Statement or the Prospectus) to furnish the Agent letters (the “Comfort Letters”), dated the date the Comfort Letter is delivered, which shall meet the requirements set forth in this Section 7(o); provided, that if requested by the Agent, the Company shall cause a Comfort Letter to be furnished to the Agent within 10 Trading Days of the occurrence of any material transaction or event that necessitates the filing of additional, pro forma, amended or revised financial statements (including any restatement of previously issued financial statements). Each Comfort Letter shall be in form and substance reasonably satisfactory to the Agent and each Comfort Letter from the Company’s independent registered public accounting firm shall (i) confirm that they are an independent registered public accounting firm within the meaning of the Securities Act and the PCAOB, (ii) state, as of such date, the conclusions and findings of such firm with respect to the financial information and other matters ordinarily covered by accountants’ “comfort letters” to underwriters in connection with registered public offerings, unless otherwise agreed between the Company and the Agent (the first such letter, the “Initial Comfort Letter”) and (iii) update the Initial Comfort Letter with any information that would have been included in the Initial Comfort Letter had it been given on such date and modified as necessary to relate to the Registration Statement and the Prospectus, as amended and supplemented to the date of such letter.

(p)           Market Activities. The Company will not, directly or indirectly, and will cause its officers, directors and Subsidiaries not to (i) take any action designed to cause or result in, or that constitutes or might reasonably be expected to constitute, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of Ordinary Shares or ADSs or (ii) sell, bid for, or purchase Ordinary Shares or ADSs in violation of Regulation M, or pay anyone any compensation for soliciting purchases of the Placement ADSs other than the Agent; provided, however, that the Company may bid for and purchase Ordinary Shares or ADSs in accordance with Rule 10b-18 under the Exchange Act.

(r)            Insurance. The Company and its Subsidiaries shall maintain, or cause to be maintained, insurance in such amounts and covering such risks as is reasonable and customary for the business for which it is engaged.

(s)           Compliance with Laws. The Company and each of its Subsidiaries shall maintain, or cause to be maintained, all material environmental certificates, authorizations or permits required by federal, state and local law in order to conduct their businesses as described in the Prospectus (collectively, “Permits”), and the Company and each of its Subsidiaries shall conduct their businesses, or cause their businesses to be conducted, in substantial compliance with such Permits and with applicable Environmental Laws, except where the failure to maintain or be in compliance with such Permits would not reasonably be expected to result in a Material Adverse Effect.

(t)            Investment Company Act. The Company will conduct its affairs in such a manner so as to reasonably ensure that neither it nor any of its Subsidiaries will be required to register, at any time prior to the termination of this Agreement, as an “investment company” under the Investment Company Act.

(u)           Securities Act and Exchange Act. The Company will use its best efforts to comply with all requirements imposed upon it by the Securities Act and the Exchange Act as from time to time in force, so far as necessary to permit the sales of, or dealings in, the Placement ADSs as contemplated by the provisions hereof and the Prospectus.

(v)           No Offer to Sell. Other than a free writing prospectus (as defined in Rule 405 under the Securities Act) approved in advance by the Company and the Agent, neither the Agent nor the Company (including its agents and representatives, other than the Agent in its capacity as agent) will make, use, prepare, authorize, approve or refer to any written communication (as defined in Rule 405 under the Securities Act), required to be filed with the Commission, that constitutes an offer to sell or solicitation of an offer to buy Placement ADSs hereunder.

(w)          Blue Sky and Other Qualifications. The Company will use its commercially reasonable efforts, in cooperation with the Agent, to qualify the Placement ADSs for offering and sale, or to obtain an exemption for the Placement ADSs to be offered and sold, under the applicable securities laws of such U.S. states as the Agent may designate and to maintain such qualifications and exemptions in effect for so long as required for the distribution of the Placement ADSs (but in no event for less than one year from the date of this Agreement); provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject. In each jurisdiction in which the Placement ADSs have been so qualified or exempt, the Company will file such statements and reports as may be required by the laws of such jurisdiction to continue such qualification or exemption, as the case may be, in effect for so long as required for the distribution of the Placement ADSs (but in no event for less than one year from the date of this Agreement).

(x)            Sarbanes-Oxley Act. The Company will maintain and keep accurate books and records reflecting its assets and maintain internal accounting controls in a manner designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with IFRS and including those policies and procedures that (i) pertain to the maintenance of records that in reasonable detail accurately and fairly reflect the transactions and dispositions of the assets of the Company, (ii) provide reasonable assurance that transactions are recorded as necessary to permit the preparation of the Company’s financial statements in accordance with IFRS, (iii) that receipts and expenditures of the Company are being made only in accordance with management’s and the Company’s directors’ authorization, and (iv) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of the Company’s assets that would have a material effect on its financial statements. The Company will maintain such controls and other procedures, including, without limitation, those required by Sections 302 and 906 of the Sarbanes-Oxley Act, and the applicable regulations thereunder that are designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported, within the time periods specified in the Commission’s rules and forms, including, without limitation, controls and procedures designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is accumulated and communicated to the Company’s management, including its principal executive officer and principal financial officer, or persons performing similar functions, as appropriate to allow timely decisions regarding required disclosure and to ensure that material information relating to the Company is made known to it by others within the Company, particularly during the period in which such periodic reports are being prepared.

(y)           Emerging Growth Company. The Company will promptly notify the Agent if the company ceases to be an Emerging Growth Company at any time prior to the completion of the Agent’s distribution of the Placement ADSs pursuant to this Agreement.

(z)            Renewal of Registration Statement. If, immediately prior to the third anniversary of the initial effective date of the Registration Statement (the “Renewal Date”), any of the Placement ADSs remain unsold and this Agreement has not been terminated, the Company will, prior to the Renewal Date, file a new shelf registration statement or, if applicable, an automatic shelf registration statement relating to the ADSs that may be offered and sold pursuant to this Agreement (which shall include a prospectus reflecting the number or amount of Placement ADSs that may be offered and sold pursuant to this Agreement), in a form satisfactory to the Agent and its counsel, and, if such registration statement is not an automatic shelf registration statement, will use its best efforts to cause such registration statement to be declared effective within 180 days after the Renewal Date. The Company will take all other reasonable actions necessary or appropriate to permit the public offer and sale of the Placement ADSs to continue as contemplated in the expired registration statement and this Agreement. From and after the effective date thereof, references herein to the “Registration Statement” shall include such new shelf registration statement or such new automatic shelf registration statement, as the case may be.

(aa)         General Instruction I.B.5. of Form F-3. If, from and after the date of this Agreement, the Company is no longer eligible to use Form F-3 (including pursuant to General Instruction I.B.5.) at the time it files with the Commission an annual report on Form 20-F or any post-effective amendment to the Registration Statement, then it shall promptly notify the Agent and, within two Business Days after the date of filing of such annual report on Form 20-F or amendment to the Registration Statement, the Company shall file a new prospectus supplement with the Commission reflecting the number of ADSs available to be offered and sold by the Company under this Agreement pursuant to General Instruction I.B.5. of Form F-3; provided, however, that the Company may delay the filing of any such prospectus supplement for up to 30 days if, in the reasonable judgment of the Company, it is in the best interest of the Company to do so, provided that no Placement Notice is in effect or pending during such time. Until such time as the Company shall have corrected such misstatement or omission or effected such compliance, the Company shall not notify the Agent to resume the offering of Placement ADSs.

(bb)         Tax Indemnity. The Company will indemnify and hold harmless the Agent against any documentary, stamp or similar issue tax, including any interest and penalties, on the issue and sale of the Placement ADSs.

(cc)         Depositary. The Company has engaged and will maintain, at its sole expense, a depositary for its ADSs.

8.             Conditions to the Agent’s Obligations. The obligations of the Agent hereunder with respect to a Placement will be subject to the continuing accuracy and completeness of the representations and warranties made by the Company herein, to the due performance by the Company of its obligations hereunder, to the completion by the Agent of a due diligence review satisfactory to the Agent in its reasonable judgment, and to the continuing satisfaction (or waiver by the Agent in its sole discretion) of the following additional conditions:

(a)           Registration Statement Effective. The Registration Statement shall be effective and shall be available for all offers and sales of Placement ADSs and Underlying Shares (i) that have been issued pursuant to all prior Placement Notices and (ii) that will be issued pursuant to any Placement Notice.

(b)           Prospectus Supplement. The Company shall have filed with the Commission the Prospectus Supplement not later than the Commission’s close of business on the second Business Day following the date of this Agreement.

(c)           No Material Notices. None of the following events shall have occurred and be continuing: (i) receipt by the Company or its Subsidiary of any request for additional information from the Commission or any other federal, state or foreign (including Israeli) governmental authority during the period of effectiveness of the Registration Statement, the response to which would require any post-effective amendments or supplements to the Registration Statement or the Prospectus; (ii) the issuance by the Commission or any other federal, state or foreign (including Israeli) governmental authority of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose; (iii) receipt by the Company or its Subsidiary of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Placement ADSs for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; or (iv) the occurrence of any event that makes any material statement made in the Registration Statement or the Prospectus or any material Incorporated Document untrue in any material respect or that requires the making of any changes in the Registration Statement or the Prospectus or Incorporated Documents so that, in the case of the Registration Statement, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and, in the case of the Prospectus, so that it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(d)           No Misstatement or Material Omission. The Agent shall not have advised the Company that the Registration Statement or Prospectus, or any amendment or supplement thereto, contains an untrue statement of fact that in the Agent’s opinion is material, or omits to state a fact that in the Agent’s opinion is material and is required to be stated therein or is necessary to make the statements therein not misleading.

(e)           Material Changes. Except as contemplated in the Prospectus, or disclosed in the Company’s reports filed with the Commission, there shall not have been any material adverse change, on a consolidated basis, in the authorized share capital of the Company or any Material Adverse Effect or any development that would reasonably be expected to result in a Material Adverse Effect, or any downgrading in or withdrawal of the rating assigned to any of the Company’s securities (other than asset backed securities), if any, by any rating organization or a public announcement by any rating organization that it has under surveillance or review its rating of any of the Company’s securities (other than asset backed securities), if any, the effect of which, in the judgment of the Agent (without relieving the Company of any obligation or liability it may otherwise have), is so material as to make it impracticable or inadvisable to proceed with the offering of the Placement ADSs on the terms and in the manner contemplated in the Prospectus.

(f)            Company Counsel Legal Opinions. The Agent shall have received the opinions and negative assurance letters, as applicable, of Company Counsel required to be delivered pursuant to Section 7(n), on or before the date on which such delivery of such opinions and negative assurance letters are required pursuant to Section 7(n).

(g)           Agent’s Counsel Legal Opinion. The Agent shall have received from Goodwin Procter LLP. counsel for the Agent, such opinion or opinions, on or before the date on which the delivery of the Company Counsel legal opinion is required pursuant to Section 7(n), with respect to such matters as the Agent may reasonably require, and the Company shall have furnished to such counsel such documents as they may reasonably request to enable them to pass upon such matters.

(h) Depositary’s Counsel Legal Opinion. The Agent shall have received from Emmet, Marvin & Marvin, LLP, counsel for the Depositary, an opinion, on or prior to the First Placement Notice Date, reasonably satisfactory in form and substance to the Agent and counsel for the Agent.

(i) Comfort Letter. The Agent shall have received the Comfort Letter required to be delivered pursuant to Section 7(o) on or before the date on which such delivery of such Comfort Letter is required pursuant to Section 7(o).

(j) Representation Certificate. The Agent shall have received the certificate required to be delivered pursuant to Section 7(m) on or before the date on which delivery of such certificate is required pursuant to Section 7(m).

(k) Secretary’s Certificate. On or prior to the First Placement Notice Date, the Agent shall have received a certificate, signed on behalf of the Company by the Secretary of the Company and attested to by an executive officer of the Company, dated as of such date and in form and substance satisfactory to the Agent and its counsel, certifying as to (i) articles of association of the Company, as amended, (ii) the resolutions of the board of directors of the Company or duly authorized committee thereof authorizing the execution, delivery and performance of this Agreement, the sale of the Placement ADSs and the issuance of the Underlying Shares and (iii) the incumbency of the officers of the Company duly authorized to execute this Agreement and the other documents contemplated by this Agreement (including each of the officers set forth on Schedule 2).

(l) Depositary Certificate. On or prior to the First Placement Notice Date, the Depositary shall have furnished or caused to be furnished to the Agent a certificate satisfactory to the Agent of one of its authorized officers stating that the Deposit Agreement has been duly executed and has not been terminated by the Depositary.

(m) Deposit Agreement. The Deposit Agreement shall be in full force and effect and the Company and the Depositary shall have taken all action necessary to permit the deposit of Underlying Shares and the issuance of the Placement ADSs in accordance with the Deposit Agreement.

(n) No Suspension. The ADSs shall be duly listed, and admitted and authorized for trading, subject to official notice of issuance, on Nasdaq. Trading in the ADSs shall not have been suspended on, and the ADSs shall not have been delisted from, Nasdaq. The Ordinary Shares shall be duly listed, and admitted and authorized for trading on the TASE. Trading in the Ordinary Shares shall not have been suspended on, and the Ordinary Shares shall not have been delisted from, the TASE.

(o) Other Materials. On each date on which the Company is required to deliver a certificate pursuant to Section 7(m), the Company shall have furnished to the Agent such appropriate further information, opinions, certificates, letters and other documents as the Agent may have reasonably requested. All such information, opinions, certificates, letters and other documents shall have been in compliance with the provisions hereof. The Company shall have furnished the Agent with conformed copies of such opinions, certificates, letters and other documents as the Agent may have reasonably requested.

(p) Securities Act Filings Made. All filings with the Commission required by Rule 424(b) or Rule 433 under the Securities Act to have been filed prior to the issuance of any Placement Notice hereunder shall have been made within the applicable time period prescribed for such filing by Rule 424(b) (without reliance on Rule 424(b)(8) of the Securities Act) or Rule 433, as applicable.

(q) FINRA. FINRA shall have raised no objection to the terms of the offering contemplated hereby and the amount of compensation allowable or payable to the Agent as described in the Prospectus.

(r) No Termination Event. There shall not have occurred any event that would permit the Agent to terminate this Agreement pursuant to Section 11(a).

(s) Approval for Listing. For so long as the Ordinary Shares are duly listed for trade on the Tel Aviv Stock Exchange, the Underlying Shares shall be approved for listing, subject only to official notice of issuance, on the TASE.

9.       Indemnification and Contribution.

(a)     Company Indemnification. The Company agrees to indemnify and hold harmless the Agent, its affiliates and their respective partners, members, directors, officers, employees and agents, and each person, if any, who (i) controls the Agent within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act or (ii) is controlled by or is under common control with the Agent, in each case from and against any and all losses, claims, liabilities, expenses and damages (including any and all investigative, legal and other expenses reasonably incurred in connection with, and any and all amounts paid in settlement (in accordance with this Section 9), any action, suit, investigation or proceeding between any of the indemnified parties and any indemnifying parties or between any indemnified party and any third party (including any governmental or self-regulatory authority, or otherwise, or any claim asserted or threatened), as and when incurred, to which the Agent, or any such other person may become subject under the Securities Act, the Exchange Act or other federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, liabilities, expenses or damages arise out of or are based, directly or indirectly, on (x) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or the Prospectus (or any amendment or supplement to the Registration Statement or the Prospectus) or in any free writing prospectus or in any application or other document executed by or on behalf of the Company or based on written information furnished by or on behalf of the Company filed in any jurisdiction in order to qualify the Ordinary Shares or ADSs under the securities laws thereof or filed with the Commission, (y) the omission or alleged omission to state in any such document a material fact required to be stated therein or necessary to make the statements therein (solely with respect to the Prospectus, in light of the circumstances under which they were made) not misleading or (z) any breach by any of the indemnifying parties of any of their respective representations, warranties or agreements contained in this Agreement; provided, however, that this indemnity agreement shall not apply to the extent that such loss, claim, liability, expense or damage arises from the sale of the Placement ADSs pursuant to this Agreement and is caused, directly or indirectly, by an untrue statement or omission, or alleged untrue statement or omission, made in reliance upon and in conformity with the Agent’s Information. This indemnity agreement will be in addition to any liability that the Company might otherwise have.

(b)     Agent Indemnification. The Agent agrees to indemnify and hold harmless the Company and its directors and each officer of the Company who signed the Registration Statement, and each person, if any, who (i) controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act or (ii) is controlled by or is under common control with the Company against any and all loss, liability, claim, damage and expense described in the indemnity contained in Section 9(a), as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendments thereto) or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with the Agent’s Information.

(c)     Procedure. Any party that proposes to assert the right to be indemnified under this Section 9 will, promptly after receipt of notice of commencement of any action against such party in respect of which a claim is to be made against an indemnifying party or parties under this Section 9, notify each such indemnifying party of the commencement of such action, enclosing a copy of all papers served, but the omission so to notify such indemnifying party will not relieve the indemnifying party from (i) any liability that it might have to any indemnified party otherwise than under this Section 9 and (ii) any liability that it may have to any indemnified party under the foregoing provision of this Section 9 unless, and only to the extent that, such omission results in the forfeiture of substantive rights or defenses by the indemnifying party. If any such action is brought against any indemnified party and it notifies the indemnifying party of its commencement, the indemnifying party will be entitled to participate in and, to the extent that it elects by delivering written notice to the indemnified party promptly after receiving notice of the commencement of the action from the indemnified party, jointly with any other indemnifying party similarly notified, to assume the defense of the action, with counsel reasonably satisfactory to the indemnified party, and after notice from the indemnifying party to the indemnified party of its election to assume the defense, the indemnifying party will not be liable to the indemnified party for any other legal expenses except as provided below and except for the reasonable costs of investigation subsequently incurred by the indemnified party in connection with the defense. The indemnified party will have the right to employ its own counsel in any such action, but the fees, expenses and other charges of such counsel will be at the expense of such indemnified party unless (1) the employment of counsel by the indemnified party has been authorized in writing by the indemnifying party, (2) the indemnified party has reasonably concluded (based on advice of counsel) that there may be legal defenses available to it or other indemnified parties that are different from or in addition to those available to the indemnifying party, (3) a conflict or potential conflict exists (based on advice of counsel to the indemnified party) between the indemnified party and the indemnifying party (in which case the indemnifying party will not have the right to direct the defense of such action on behalf of the indemnified party) or (4) the indemnifying party has not in fact employed counsel reasonably satisfactory to the indemnified party to assume the defense of such action within a reasonable time after receiving notice of the commencement of the action, in each of which cases the reasonable fees, disbursements and other charges of counsel will be at the expense of the indemnifying party or parties. It is understood that the indemnifying party or parties shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees, disbursements and other charges of more than one separate firm (plus local counsel) admitted to practice in such jurisdiction at any one time for all such indemnified party or parties. All such fees, disbursements and other charges will be reimbursed by the indemnifying party promptly after the indemnifying party receives a written invoice relating to such fees, disbursements and other charges in reasonable detail. An indemnifying party will not, in any event, be liable for any settlement of any action or claim effected without its written consent. No indemnifying party shall, without the prior written consent of each indemnified party, settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action or proceeding relating to the matters contemplated by this Section 9 (whether or not any indemnified party is a party thereto), unless such settlement, compromise or consent (1) includes an unconditional release of each indemnified party, in form and substance reasonably satisfactory to such indemnified party, from all liability arising out of such claim, action or proceeding and (2) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

(d)     Settlement Without Consent if Failure to Reimburse. If an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for reasonable fees and expenses of counsel for which it is entitled to be reimbursed under this Section 9, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 9(a) effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

(e)     Contribution. In order to provide for just and equitable contribution in circumstances in which the indemnification provided for in the foregoing paragraphs of this Section 9 is applicable in accordance with its terms but for any reason is held to be unavailable or insufficient from the Company or the Agent, the Company and the Agent will contribute to the total losses, claims, liabilities, expenses and damages (including any investigative, legal and other expenses reasonably incurred in connection with, and any amount paid in settlement of, any action, suit, investigation or proceeding or any claim asserted, but after deducting any contribution received by the Company from persons other than the Agent, such as persons who control the Company within the meaning of the Securities Act, officers of the Company who signed the Registration Statement and directors of the Company, who also may be liable for contribution) to which the Company and the Agent may be subject in such proportion as shall be appropriate to reflect the relative benefits received by the Company on the one hand and the Agent on the other hand. The relative benefits received by the Company on the one hand and the Agent on the other hand shall be deemed to be in the same proportion as the total Net Proceeds from the sale of the Placement ADSs (before deducting expenses) received by the Company bear to the total compensation received by the Agent from the sale of Placement ADSs on behalf of the Company. If, but only if, the allocation provided by the foregoing sentence is not permitted by applicable law, the allocation of contribution shall be made in such proportion as is appropriate to reflect not only the relative benefits referred to in the foregoing sentence but also the relative fault of the Company, on the one hand, and the Agent, on the other hand, with respect to the statements or omission that resulted in such loss, claim, liability, expense or damage, or action, suit, investigation or proceeding in respect thereof, as well as any other relevant equitable considerations with respect to such offering. Such relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or the Agent, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Agent agree that it would not be just and equitable if contributions pursuant to this Section 9(e) were to be determined by pro rata allocation or by any other method of allocation that does not take into account the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the loss, claim, liability, expense or damage, or action, suit, investigation or proceeding in respect thereof, referred to above in this Section 9(e) shall be deemed to include, for the purpose of this Section 9(e), any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action, suit, investigation, proceeding or claim to the extent consistent with this Section 9. Notwithstanding the foregoing provisions of this Section 9(e), the Agent shall not be required to contribute any amount in excess of the commissions received by it under this Agreement and no person found guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 9(e), any person who controls a party to this Agreement within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, any affiliates of the Agent, any partners, members, directors, officers, employees and agents of the Agent and each person that is controlled by or under common control with the Agent will have the same rights to contribution as that party, and each officer of the Company who signed the Registration Statement will have the same rights to contribution as the Company, subject in each case to the provisions hereof. Any party entitled to contribution, promptly after receipt of notice of commencement of any action against such party in respect of which a claim for contribution may be made under this Section 9(e), will notify any such party or parties from whom contribution may be sought, but the omission to so notify will not relieve that party or parties from whom contribution may be sought from any other obligation it or they may have under this Section 9(e) except to the extent that the failure to so notify such other party materially prejudiced the substantive rights or defenses of the party from whom contribution is sought. Except for a settlement entered into pursuant to the last sentence of Section 9(c) hereof or pursuant to Section 9(d) hereof, no party will be liable for contribution with respect to any action or claim settled without its written consent if such consent is required pursuant to Section 9(c) hereof.

10.     Representations and Agreements to Survive Delivery. The indemnity and contribution agreements contained in Section 9 of this Agreement and all representations and warranties of the Company herein or in certificates delivered pursuant hereto shall survive, as of their respective dates, regardless of (i) any investigation made by or on behalf of the Agent, any controlling persons, or the Company (or any of their respective officers, directors, employees or controlling persons), (ii) delivery and acceptance of the Placement ADSs and payment therefor or (iii) any termination of this Agreement.

11.     Termination.

(a)     The Agent shall have the right, by giving notice as hereinafter specified, at any time to terminate this Agreement if (i) any Material Adverse Effect, or any development that would reasonably be expected to result in a Material Adverse Effect, has occurred that, in the judgment of the Agent, may materially impair the ability of the Agent to sell the Placement ADSs hereunder, (ii) the Company shall have failed, refused or been unable to perform any agreement on its part to be performed hereunder; provided, however, in the case of any failure of the Company to deliver (or cause another person to deliver) any certification, opinion or letter required under Section 7(m), Section 7(n), or Section 7(o), the Agent’s right to terminate shall not arise unless such failure to deliver (or cause to be delivered) continues for more than 15 calendar days from the date such delivery was required, (iii) any suspension or limitation of trading in the Placement ADSs and/or Underlying Shares or in securities generally on Nasdaq or the TASE shall have occurred, or if trading in the Ordinary Shares shall have been suspended by the Israel Securities Authority or the TASE, (v) a general banking moratorium shall have been declared by any of United States federal or New York authorities, or (vi) there shall have occurred any outbreak or escalation of national or international hostilities or any crisis or calamity, or any change in the United States or international financial markets, or any substantial change or development involving a prospective substantial change in United States or international political, financial or economic conditions that, in the judgment of the Agent, may materially impair the ability of the Agent to sell the Placement ADSs hereunder or to enforce contracts for the sale of securities. Any such termination shall be without liability of any party to any other party except that the provisions of Section 7(g), Section 9, Section 10, Section 16 and Section 17 hereof shall remain in full force and effect notwithstanding such termination. If the Agent elects to terminate this Agreement as provided in this Section 11(a), the Agent shall provide the required notice as specified in Section 12.

(b)     The Company shall have the right, by giving 10 Trading Days’ prior notice as hereinafter specified, to terminate this Agreement in its sole discretion at any time after the date of this Agreement. Any such termination shall be without liability of any party to any other party except that the provisions of Section 7(g), Section 9, Section 10, Section 11(f), Section 16 and Section 17 hereof shall remain in full force and effect notwithstanding such termination.

(c)     The Agent shall have the right, by giving 10 Trading Days’ prior notice as hereinafter specified, to terminate this Agreement in its sole discretion at any time after the date of this Agreement. Any such termination shall be without liability of any party to any other party except that the provisions of Section 7(g), Section 9, Section 10, Section 11(f), Section 16 and Section 17 hereof shall remain in full force and effect notwithstanding such termination.

(d)     Unless earlier terminated pursuant to this Section 11, this Agreement shall automatically terminate upon the issuance and sale of all of the Placement ADSs through the Agent on the terms and subject to the conditions set forth herein; provided that the provisions of Section 7(g), Section 9, Section 10, Section 11(f), Section 16 and Section 17 hereof shall remain in full force and effect notwithstanding such termination.

(e)     This Agreement shall remain in full force and effect unless terminated pursuant to Sections 11(a), (b), (c), or (d) above or otherwise by mutual agreement of the parties; provided, however, that any such termination by mutual agreement shall in all cases be deemed to provide that Section 7(g), Section 9, Section 10, Section 11(f), Section 16 and Section 17 shall remain in full force and effect.

(f)      Any termination of this Agreement shall be effective on the date specified in such notice of termination; provided, however, that such termination shall not be effective until the close of business on the date of receipt of such notice by the Agent or the Company, as the case may be. If such termination shall occur prior to the Settlement Date for any sale of Placement ADSs, such Placement ADSs shall settle in accordance with the provisions of this Agreement. Upon termination of this Agreement, the Company shall not be required to pay to the Agent any discount or commission with respect to any Placement ADSs not otherwise sold by the Agent under this Agreement; provided, however, that the Company shall remain obligated to reimburse the Agent’s expenses pursuant to Section 7(g).

12.     Notices. All notices or other communications required or permitted to be given by any party to any other party pursuant to the terms of this Agreement shall be in writing, unless otherwise specified in this Agreement, and if sent to the Agent, shall be delivered to:

SVB Leerink LLC

1301 Avenue of the Americas, 12th Floor

New York, New York 10019

Attention: Peter M. Fry

E-mail: peter.fry@svbleerink.com

with a copy (which shall not constitute notice) to:

SVB Leerink LLC

1301 Avenue of the Americas, 12th Floor

New York, New York 10019

Attention: Stuart R. Nayman, Esq.

E-mail: stuart.nayman@svbleerink.com

Goodwin Procter LLP

The New York Times Building

620 Eighth Avenue

New York, New York 10018

Attention: Michael D. Maline

E-mail: MMaline@goodwinlaw.com

and if to the Company, shall be delivered to:

Itamar Medical, Ltd.

9 Halamish Street,

PO Box 3579

Caesarea, 3088900 Israel

Attention: General Counsel

E-mail: FNoa@itamar-medical.com

with copies (which shall not constitute notice) to:

Latham & Watkins LLP

885 Third Avenue

New York, New York 10022

Attention: Nathan Ajiashvili

E-mail: Nathan.Ajiashvili@lw.com

Goldfarb Seligman & Co.,

98 Yigal Alon Street

Tel Aviv 6789141, Israel

Attention: Ido Zemach, Adv.

E-mail: ido.zemach@goldfarb.com

Each party to this Agreement may change such address for notices by sending to the parties to this Agreement written notice of a new address for such purpose. Each such notice or other communication shall be deemed given (i) when delivered personally on or before 4:30 P.M., New York City time, on a Business Day, or, if such day is not a Business Day, on the next succeeding Business Day, (ii) by Electronic Notice as set forth in the next paragraph, (iii) on the next Business Day after timely delivery to a nationally-recognized overnight courier or (iv) on the Business Day actually received if deposited in the U.S. mail (certified or registered mail, return receipt requested, postage prepaid). For purposes of this Agreement, “Business Day” shall mean any day on which the Nasdaq and commercial banks in the City of New York are open for business.

An electronic communication (“Electronic Notice”) shall be deemed written notice for purposes of this Section 12 if sent to the electronic mail address specified by the receiving party in Section 12. Electronic Notice shall be deemed received at the time the party sending Electronic Notice receives actual acknowledgment of receipt from the person whom the notice is sent, other than via auto-reply. Any party receiving Electronic Notice may request and shall be entitled to receive the notice on paper, in a nonelectronic form (“Nonelectronic Notice”), which shall be sent to the requesting party within 10 days of receipt of the written request for Nonelectronic Notice.

13.     Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the Company and the Agent and their respective successors and the affiliates, controlling persons, officers, directors and other persons referred to in Section 9 hereof. References to any of the parties contained in this Agreement shall be deemed to include the successors and permitted assigns of each such party. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto, the persons referred to in the preceding sentence and their respective successors and permitted assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement. Neither party may assign its rights or obligations under this Agreement without the prior written consent of the other party; provided, however, that the Agent may assign its rights and obligations hereunder to an affiliate of the Agent without obtaining the Company’s consent, so long as such affiliate is a registered broker-dealer.

14.     Adjustments for Share Splits. The parties acknowledge and agree that all share-related or ADS-related numbers contained in this Agreement shall be adjusted to take into account any share split, share dividend or similar event effected with respect to the Ordinary Shares and any change in exchange ratio or similar event effected with respect to the ADSs.

15.     Entire Agreement; Amendment; Severability; Waiver. This Agreement (including all schedules (as amended pursuant to this Agreement) and exhibits attached hereto and Placement Notices issued pursuant hereto) constitutes the entire agreement and supersedes all other prior and contemporaneous agreements and undertakings, both written and oral, among the parties hereto with regard to the subject matter hereof. Neither this Agreement nor any term hereof may be amended except pursuant to a written instrument executed by the Company and the Agent; provided, however, that Schedule 2 of this Agreement may be amended by either party from time to time by sending a notice containing a revised Schedule 2 to the other party in the manner provided in Section 12 and, upon such amendment, all references herein to Schedule 2 shall automatically be deemed to refer to such amended Schedule 2. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable as written by a court of competent jurisdiction, then such provision shall be given full force and effect to the fullest possible extent that it is valid, legal and enforceable, and the remainder of the terms and provisions herein shall be construed as if such invalid, illegal or unenforceable term or provision was not contained herein, but only to the extent that giving effect to such provision and the remainder of the terms and provisions hereof shall be in accordance with the intent of the parties as reflected in this Agreement. No implied waiver by a party shall arise in the absence of a waiver in writing signed by such party. No failure or delay in exercising any right, power, or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any right, power, or privilege hereunder.

16.     GOVERNING LAW AND TIME; WAIVER OF JURY TRIAL. THIS AGREEMENT AND ANY DISPUTE ARISING THEREFROM SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAWS. SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME. EACH PARTY HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

17.     Waiver of Immunity. With respect to any action, suit or proceeding arising out of or relating to or based upon this Agreement or any of the transactions contemplated hereby, the Company irrevocably waives, to the fullest extent permitted by applicable law, all immunity (whether on the basis of sovereignty or otherwise) from jurisdiction, service of process, attachment (both before and after judgment) and execution to which it would otherwise be entitled, and with respect to any such action, suit or proceeding, waives any such immunity in any court of competent jurisdiction, and agrees not to raise or claim or cause to be pleaded any such immunity at or in respect of any such action, suit or proceeding, including, without limitation, any immunity pursuant to the U.S. Foreign Sovereign Immunities Act of 1976, as amended.

18.     Judgment Currency; Payments. The obligation of the Company in respect of any sum due to the Agent under this Agreement shall, notwithstanding any judgment in a currency other than U.S. dollars (the “Judgment Currency”), not be discharged until the first business day following receipt by the Agent of any sum adjudged to be so due in the Judgment Currency on which (and only to the extent that) the Agent may in accordance with normal banking procedures purchase U.S. dollars with the Judgment Currency; if the U.S. dollars so purchased are less than the sum originally due to the Agent hereunder, the Company agrees, as a separate obligation and notwithstanding any such judgment, to indemnify the Agent against such loss in respect of any sum due to the Agent from the Company. If the U.S. dollars so purchased are greater than the sum originally due to the Agent hereunder, the Agent agrees to pay to the Company an amount equal to the excess of the U.S. dollars so purchased over the sum originally due to the Agent hereunder. All payments made or deemed to be made by the Company under this Agreement, if any, to the Agent, will be made without withholding or deduction for or on account of any present or future taxes, duties, assessments or governmental charges of whatever nature (other than taxes on net income or similar taxes) imposed or levied by or on behalf of the State of Israel or any political subdivision or any taxing authority thereof or therein unless the Company is or becomes required by law to withhold or deduct such taxes, duties, assessments or other governmental charges. In such event, the Company will pay such additional amounts as will result, after such withholding or deduction, in the receipt by the Agent of the amounts that would otherwise have been receivable in respect thereof; provided, that the Company shall not be required to pay additional amounts to the extent that such taxes, duties, assessments, penalties or governmental charges were imposed due to the Agent being (currently or at a relevant time in the past) an Israeli tax resident or having a permanent establishment in Israel (other than solely as a result of the execution and delivery of, or performance of, its obligations under this Agreement or receipt of any payments or enforcement of rights hereunder).

19.     Consent to Jurisdiction; Appointment of Agent for Service. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City of New York, Borough of Manhattan, for the adjudication of any dispute hereunder or in connection with any of the transactions contemplated hereby, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum, or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy (certified or registered mail, return receipt requested) to such party at the address in effect for notices under Section 12 of this Agreement and agrees that such service shall constitute good and sufficient notice of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. The Company hereby irrevocably appoints Itamar Medical, Inc., with offices at 3290 Cumberland Club Drive, Atlanta GA 30339 as its agent for service of process for the adjudication of any dispute hereunder or in connection with any of the transactions contemplated hereby and agrees that service of process in any such proceeding may be made upon it at the office of such agent.

20.     Construction.

(a)     The section and exhibit headings herein are for convenience only and shall not affect the construction hereof.

(b)     Words defined in the singular shall have a comparable meaning when used in the plural, and vice versa.

(c)      The words “hereof,” “hereto,” “herein” and “hereunder” and words of similar import, when used in this Agreement, shall refer to this Agreement as a whole and not to any particular provision of this Agreement.

(d)     Wherever the word “include,” “includes” or “including” is used in this Agreement, it shall be deemed to be followed by the words “without limitation.”

(e)     References herein to any gender shall include each other gender.

(f)      References herein to any law, statute, ordinance, code, regulation, rule or other requirement of any governmental authority shall be deemed to refer to such law, statute, ordinance, code, regulation, rule or other requirement of any governmental authority as amended, reenacted, supplemented or superseded in whole or in part and in effect from time to time and also to all rules and regulations promulgated thereunder.

21      Permitted Free Writing Prospectuses. Each of the Company and the Agent represents, warrants and agrees that, unless it obtains the prior written consent of the other party, which consent shall not be unreasonably withheld, conditioned or delayed, it has not made and will not make any offer relating to the Placement ADSs that would constitute an issuer free writing prospectus, or that would otherwise constitute a free writing prospectus (as defined in Rule 405), required to be filed with the Commission. Any such free writing prospectus consented to by the Agent or by the Company, as the case may be, is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Company represents and warrants that it has treated and agrees that it will treat each Permitted Free Writing Prospectus as an issuer free writing prospectus, and that it has complied and will comply with the requirements of Rule 433 applicable to any Permitted Free Writing Prospectus, including timely filing with the Commission where required, legending and record keeping.

22.     Absence of Fiduciary Relationship. The Company acknowledges and agrees that:

(a)     the Agent has been retained to act as sales agent in connection with the sale of the Placement ADSs, the Agent has acted at arms’ length and no fiduciary or advisory relationship between the Company or any of its respective affiliates, shareholders (or other equity holders), creditors or employees or any other party, on the one hand, and the Agent, on the other hand, has been or will be created in respect of any of the transactions contemplated by this Agreement, irrespective of whether the Agent has advised or is advising the Company on other matters and the Agent has no duties or obligations to the Company with respect to the transactions contemplated by this Agreement except the obligations expressly set forth herein;

(b)     the Company is capable of evaluating, and understanding and understands and accepts, the terms, risks and conditions of the transactions contemplated by this Agreement;

(c)     neither the Agent nor its affiliates have provided any legal, accounting, regulatory or tax advice with respect to the transactions contemplated by this Agreement and it has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate;

(d)     the Company has been advised and is aware that the Agent and its affiliates are engaged in a broad range of transactions which may involve interests that differ from those of the Company and that the Agent and its affiliates have no obligation to disclose such interests and transactions to the Company by virtue of any fiduciary, advisory or agency relationship or otherwise; and

(e)     the Company waives, to the fullest extent permitted by law, any claims it may have against the Agent or its affiliates for breach of fiduciary duty or alleged breach of fiduciary duty in connection with the transactions contemplated by this Agreement and agrees that the Agent and its affiliates shall have no liability (whether direct or indirect) to the Company in respect of such a fiduciary claim or to any person asserting a fiduciary duty claim on behalf of or in right of the Company, including shareholders (or other equity holders), creditors or employees of the Company.

23.     Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Delivery of an executed Agreement by one party to the other may be made by facsimile or electronic transmission or by electronic delivery of a portable document format (PDF) file (including any electronic signature covered by the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and Records Act or other applicable law, e.g., www.docusign.com).

24.     Use of Information. The Agent may not provide any information gained in connection with this Agreement and the transactions contemplated by this Agreement, including due diligence, to any third party other than its legal counsel advising it on this Agreement and the transactions contemplated by this Agreement unless expressly approved by the Company in writing.

25.     Agent’s Information. As used in this Agreement, “Agent’s Information” means solely the following information in the Registration Statement and the Prospectus: the tenth paragraph under the heading “Plan of Distribution” in the Prospectus Supplement.

All references in this Agreement to the Registration Statement, the Prospectus or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to EDGAR. All references in this Agreement to financial statements and schedules and other information that is “contained,” “included” or “stated” in the Registration Statement or the Prospectus (and all other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information that is incorporated by reference in the Registration Statement or the Prospectus, as the case may be.

All references in this Agreement to “supplements” to the Prospectus shall include any supplements, “wrappers” or similar materials prepared in connection with any offering, sale or private placement of any Placement ADSs by the Agent outside of the United States.

[Remainder of Page Intentionally Blank]

If the foregoing correctly sets forth the understanding between the Company and the Agent, please so indicate in the space provided below for that purpose, whereupon this letter shall constitute a binding agreement between the Company and the Agent.

Very truly yours,

ITAMAR MEDICAL LTD.

By:
Name:
Title:

ACCEPTED as of the date
first-above written:

SVB LEERINK LLC

By:
Name:
Title:

[Signature page to Sales Agreement]

SCHEDULE 1

FORM OF PLACEMENT NOTICE

From:	[ ]
[TITLE]
[COMPANY NAME]
Cc:	[ ]
To:	SVB Leerink LLC
Subject:	SVB Leerink—At the Market Offering—Placement Notice

Ladies and Gentlemen:

Pursuant to the terms and subject to the conditions contained in the Sales Agreement, dated November 17, 2020 (the “Agreement”), by and between Itamar Medical Ltd., an Israeli company (the “Company”), and SVB Leerink LLC (“SVB Leerink”), I hereby request on behalf of the Company that SVB Leerink sell up to [ ] American Depositary Shares (“ADSs”), each representing thirty ordinary shares, par value NIS 0.01 per share, of the Company (“Ordinary Shares”), at a minimum market price of $[  ] per ADS[; provided that no more than [ ] ADSs shall be sold in any one Trading Day (as such term is defined in Section 3 of the Agreement)]. Sales should begin [on the date of this Placement Notice] and end on [DATE] [until all ADSs that are the subject of this Placement Notice are sold].

Blackout Dates

During the Placement period:

1.	No ADSs shall be sold on a Wednesday; and

2.	No sales shall be made on [dates][1].

1 Company to list any dates during the Placement Period that would result in fewer than 2 full business days in Israel between sale and settlement (T+2 settlement).

SCHEDULE 2

The Company

Gilad Glick

Shy Basson

Noa Farkas

SVB Leerink

Peter Fry

Robert Austin

Jed Cohen

Patrick Morley

Stuart Nayman

atm@svbleerink.com

SCHEDULE 3

Compensation

The Company shall pay SVB Leerink compensation in cash equal to 3.0% of the gross proceeds from the sales of Placement ADSs pursuant to the terms of the Sales Agreement of which this Schedule 3 forms a part.

Exhibit 7(m)

OFFICERS’ CERTIFICATE

Each of [●], the duly qualified and elected Chief Executive Officer of Itamar Medical Ltd, a company limited by shares organized under the laws of the State of Israel (the “Company”), and [●], the duly qualified and elected Chief Financial Officer of the Company, does hereby certify in his respective capacity and on behalf of the Company, pursuant to Section 7(m) of the Sales Agreement, dated November 17, 2020_ (the “Sales Agreement”), by and between the Company and SVB Leerink LLC, that, after due inquiry, to the best of the knowledge of the undersigned:

(i)       The representations and warranties of the Company in Section 6 of the Sales Agreement (A) to the extent such representations and warranties are subject to qualifications and exceptions contained therein relating to materiality or Material Adverse Effect, are true and correct on and as of the date hereof with the same force and effect as if expressly made on and as of the date hereof, and (B) to the extent such representations and warranties are not subject to any qualifications or exceptions relating to materiality or Material Adverse Effect, are true and correct in all material respects as of the date hereof as if made on and as of the date hereof with the same force and effect as if expressly made on and as of the date hereof.

(ii)       The Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied pursuant to the Sales Agreement at or prior to the date hereof.

(iii)       As of the date hereof, (A) the Registration Statement complies in all material respects with the requirements of the Securities Act and does not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading, (B) the Prospectus complies in all material respects with the requirements of the Securities Act does not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading and (C) no event has occurred as a result of which it is necessary to amend or supplement the Registration Statement or the Prospectus in order to make the statements therein not untrue or misleading or for clauses (A) and (B) above, to be true and correct.

(iv)       There has been no material adverse change, or any development that would reasonably be expected to result in a material adverse change, in the condition (financial or otherwise), earnings, results of operations, business, properties, operations, assets, liabilities or prospects of the Company and its Subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, since the date as of which information is given in the Prospectus, as amended or supplemented to the date hereof.

(v)       The Company does not possess any material non-public information.

(vi)       The maximum amount of Placement ADSs that may be sold pursuant to the Sales Agreement has been duly authorized by the Company’s board of directors or a duly authorized committee thereof pursuant to a resolution or unanimous written consent in accordance with the Company’s amended and restated articles of association and applicable law.

Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Sales Agreement.

IN WITNESS WHEREOF, each of the undersigned, in such individual’s respective capacity as Chief Executive Officer or Chief Financial Officer of the Company, has executed this Officers’ Certificate on behalf of the Company.

By:
Name:
Title: Chief Executive Officer
Date:

By:
Name:
Title: Chief Financial Officer
Date:

[Company Signature Page to Officers’ Certificate]